                                                                  EXECUTION COPY




                            Dated 17 September, 2001


                           RANDGOLD RESOURCES LIMITED
                                 as the Borrower


                 VARIOUS BANKS AND OTHER FINANCIAL INSTITUTIONS
                                 as the Lenders


                          N M ROTHSCHILD & SONS LIMITED
                                SOCIETE GENERALE
                                       and
                          STANDARD BANK LONDON LIMITED
                                as the Arrangers

                                       and

                          N M ROTHSCHILD & SONS LIMITED
                          as the Agent for the Lenders


                    ----------------------------------------

                                 LOAN AGREEMENT

                    ----------------------------------------


                               [GRAPHIC OMITTED]
                              MAYER BROWN & PLATT (Logo)



                               Bucklersbury House
                             3 Queen Victoria Street
                                London, EC4N 8EL
                            Telephone: 020 7246 6200
                               Fax: 020 7329 4465
                               Reference: 01863914

                                TABLE OF CONTENTS

CLAUSE                                                                                                    PAGE
1.       DEFINITIONS AND INTERPRETATION......................................................................1

         1.1      DEFINED TERMS..............................................................................1

         1.2      ADDITIONAL DEFINITIONS....................................................................11

         1.3      Interpretation............................................................................12

         1.4      USE OF DEFINED TERMS......................................................................13

         1.5      CROSS-REFERENCES..........................................................................13

         1.6      ACCOUNTING AND FINANCIAL DETERMINATIONS...................................................13

         1.7      CHANGE IN ACCOUNTING PRINCIPLES...........................................................14

         1.8      GENERAL PROVISIONS AS TO CERTIFICATES AND OPINIONS, ETC...................................14

2.       COMMITMENTS; BORROWING AND INTEREST PERIOD SELECTION PROCEDURES, ETC...............................14

         2.1      COMMITMENTS...............................................................................14

         2.2      PROCEDURE FOR MAKING LOANS................................................................15

         2.3      CONTINUATION ELECTIONS....................................................................16

         2.4      CANCELLATION..............................................................................16

         2.5      RECORDS...................................................................................17

         2.6      FUNDING...................................................................................17

3.       PRINCIPAL PAYMENTS; INTEREST.......................................................................17

         3.1      PRINCIPAL PAYMENTS........................................................................17

         3.2      INTEREST PAYMENTS.........................................................................19

         3.3      FEES......................................................................................20

4.       INCREASED COSTS; TAXES; MARKET DISRUPTIONS; GENERAL PAYMENT PROVISIONS.............................20

         4.1      DOLLARS UNAVAILABLE.......................................................................20

         4.2      INCREASED COSTS, ETC......................................................................21

         4.3      FUNDING LOSSES............................................................................21

                                TABLE OF CONTENTS
                                   (continued)

CLAUSE                                                                                                    PAGE
         4.4      ILLEGALITY................................................................................22

         4.5      TAXES.....................................................................................22

         4.6      MITIGATION................................................................................23

         4.7      PAYMENTS, COMPUTATIONS, ETC...............................................................24

         4.8      REDISTRIBUTION OF PAYMENTS................................................................24

         4.9      SETOFF....................................................................................26

         4.10     APPLICATION OF PROCEEDS...................................................................26

         4.11     CURRENCY OF PAYMENT.......................................................................27

5.       CONDITIONS PRECEDENT TO MAKING LOANS...............................................................27

         5.1      INITIAL LOANS.............................................................................27

         5.2      ALL LOANS.................................................................................30

6.       REPRESENTATIONS AND WARRANTIES.....................................................................31

         6.1      ORGANISATION, POWER, AUTHORITY, ETC.......................................................31

         6.2      DUE AUTHORISATION; NON-CONTRAVENTION......................................................31

         6.3      VALIDITY, ETC.............................................................................32

         6.4      LEGAL STATUS..............................................................................32

         6.5      FINANCIAL INFORMATION.....................................................................32

         6.6      ABSENCE OF DEFAULT........................................................................33

         6.7      LITIGATION, ETC...........................................................................33

         6.8      MATERIALLY ADVERSE EFFECT.................................................................33

         6.9      TAXES AND OTHER PAYMENTS..................................................................33

         6.10     ADEQUACY OF INFORMATION...................................................................33

         6.11     ENVIRONMENTAL WARRANTIES..................................................................34

         6.12     PARI PASSU................................................................................34

7.       COVENANTS..........................................................................................34

                                TABLE OF CONTENTS
                                   (continued)

CLAUSE                                                                                                    PAGE
         7.1      CERTAIN AFFIRMATIVE COVENANTS.............................................................34

         7.2      CERTAIN NEGATIVE COVENANTS................................................................39

8.       EVENTS OF DEFAULT..................................................................................43

         8.1      EVENTS OF DEFAULT.........................................................................43

         8.2      ACTION IF BANKRUPTCY......................................................................46

         8.3      ACTION IF OTHER EVENT OF DEFAULT..........................................................46

9.       THE AGENT AND THE ARRANGERS........................................................................47

         9.1      APPOINTMENT...............................................................................47

         9.2      RELIANCE, ETC.............................................................................47

         9.3      ACTIONS...................................................................................48

         9.4      LIMITATION ON ACTIONS.....................................................................49

         9.5      INDEMNIFICATION BY LENDERS................................................................49

         9.6      EXCULPATION...............................................................................49

         9.7      WAIVER....................................................................................50

         9.8      BANKING ACTIVITIES........................................................................50

         9.9      RESIGNATION AND REPLACEMENT...............................................................50

         9.10     DISCHARGE.................................................................................51

         9.11     CREDIT DECISIONS..........................................................................51

         9.12     THE AGENT AND THE ARRANGERS...............................................................51

         9.13     INTERPRETATION............................................................................52

10.      MISCELLANEOUS......................................................................................52

         10.1     WAIVERS, AMENDMENTS, ETC..................................................................52

         10.2     NOTICES...................................................................................53

         10.3     COSTS AND EXPENSES........................................................................53

                                TABLE OF CONTENTS
                                   (continued)

CLAUSE                                                                                                    PAGE
         10.4     INDEMNIFICATION...........................................................................54

         10.5     SURVIVAL..................................................................................55

         10.6     SEVERABILITY..............................................................................55

         10.7     HEADINGS..................................................................................55

         10.8     COUNTERPARTS, EFFECTIVENESS, ETC..........................................................55

         10.9     GOVERNING LAW.............................................................................55

         10.10    ASSIGNMENTS AND TRANSFERS BY THE BORROWER.................................................56

         10.11    ASSIGNMENTS AND TRANSFERS BY THE LENDERS..................................................56

         10.12    OTHER TRANSACTIONS........................................................................58

         10.13    FORUM SELECTION AND CONSENT TO JURISDICTION...............................................58

         10.14    ENTIRE AGREEMENT..........................................................................59


EXHIBITS


EXHIBIT A-1                RRL SECURITY AGREEMENT
EXHIBIT A-2                MIJL SECURITY AGREEMENT
EXHIBIT A-3                DEED OF PRIORITIES
EXHIBIT B-1                OPINION OF OGIER & LE MASURIER
EXHIBIT B-2                OPINION OF MOURANT DU FEU & JEUNE
EXHIBIT B-3                OPINION OF MAYER, BROWN & PLATT
EXHIBIT C                  PROCESS AGENT ACCEPTANCE
EXHIBIT D                  BORROWING REQUEST
EXHIBIT E                  CONTINUATION NOTICE
EXHIBIT F                  COMPLIANCE CERTIFICATE
EXHIBIT g                  TRANSFER CERTIFICATE

THIS LOAN AGREEMENT, dated 17 September, 2001 (as amended, modified or supplemented in accordance with the terms hereof, this "AGREEMENT"), between:

(1)  RANDGOLD RESOURCES LIMITED, (the "BORROWER");

(2) the banking and/or financial institutions referred to on the signature pages hereof as the lenders (collectively, the "LENDERS");

(3) N M ROTHSCHILD & SONS LIMITED, SOCIETE GENERALE and STANDARD BANK LONDON LIMITED, in their capacity as arrangers of the financing contemplated by this Agreement (collectively, the "ARRANGERS"); and

(4) N M ROTHSCHILD & SONS LIMITED, in its capacity as the agent for the Lenders (in such capacity, the "AGENT").

IT IS AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINED TERMS

     The following terms when used in this Agreement shall have the following meanings:

     "AGENT" is defined in the preamble and shall include the Agent acting in its capacity as security trustee pursuant to any of the Security Agreements.

     "AGREEMENT" is defined in the preamble.

     "APPLICABLE MARGIN" means:

     (a) in the case of Tranche A Loans, three and three quarters percent (3.75%) per annum; and

     (b) in the case of Tranche B Loans, four and one quarter percent (4.25%) per annum.

     "APPROVAL" means an approval, authorisation, license, permit, consent, filing or registration by or with any Governmental Agency or other person.

     "ARRANGERS" is defined in the preamble.

     "AUTHORISED REPRESENTATIVE" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Agent pursuant to Clause 5.1.1.

     "BORROWER" is defined in the preamble.

     "BORROWING DATE" means a Business Day on which Loans are to be made pursuant to Clause 2.2.

     "BORROWING REQUEST" means a loan request and certificate duly executed by an Authorised Representative of the Borrower, substantially in the form of Exhibit D attached hereto.

     "BUSINESS DAY" means:

     (a) any day which is not a Saturday, Sunday, legal holiday or any other day on which banks are authorised or required to be closed in London, England or New York, New York; and

     (b) relative to the calculation of the LIBO Rate, any day on which dealings in Dollars are carried on in the London interbank market.


     "BUSINESS PLAN" is defined in Clause 5.1.7.

     "CALCULATION DATE" means each 31 March, 30 June, 30 September and 31 December in each calendar year.

     "CAPITAL EXPENDITURES" means, for any period and with respect to any person, the sum of:

     (a) the aggregate amount of all expenditures of such person for fixed or capital assets (including expenditures incurred in connection with deferred development costs) made during such period which would be classified as capital expenditures;

     PLUS

     (b) the aggregate amount of all leases which such person has entered into as a lessee and which would be classified as financial indebtedness.

     "CFA" means the lawful currency of Mali as in effect from time to time.

     "CHANGE IN CONTROL" means any of:

     (a) the failure of Morila Holdings to own (and to have sole power to vote and dispose of), collectively with any directors qualifying shares held by directors of Morila S.A. as nominee for Morila Holdings, and directly and free and clear of all liens (other than the lien in favour of the lenders granted in connection with the Morila Project Financing), at least eighty percent (80%) of the share capital (however designated) of Morila S.A.;

     (b) the failure of MIJL to own (and to have sole power to vote and dispose of), directly and free and clear of all liens (other than the liens in favour of the lenders granted in connection with the Morila Project Financing and the liens granted pursuant to the MIJL Security Agreement), fifty percent (50%) of the share capital (however designated) of Morila Holdings; or

     (c) the failure of the Borrower to own (and to have sole power to vote and dispose of), directly and full and clear of all liens (other than the liens granted pursuant to the RRL Security Agreement) one hundred percent (100%) of the share capital (however designated) of MIJL.

     "COMMITMENT" means, relative to any Lender, such Lender's obligation to make and to maintain its Loans, in each case pursuant to the terms and subject to the conditions of this Agreement.

     "COMMITMENT AMOUNT" means, in relation to any Lender, and at any time, the aggregate of such Lender's Tranche A Commitment Amount and Tranche B Commitment Amount, in each case at such time.

     "COMMITMENT TERMINATION DATE" means (a) in the case of Tranche A Loans, 31 October 2001, and (b) in the case of Tranche B Loans, the date which is one
     (1) month prior to the Final Maturity Date or if earlier, and in each such case, the date of the termination of each Commitment pursuant to Clause 8.2 or 8.3.

     "COMMITTED HEDGING AGREEMENTS" means forward sale, spot deferred sales or other contracts (including put options when either the Borrower or Morila Holdings is the buyer of the option and call options where either the Borrower or Morila Holdings is the seller of the option) providing for a binding commitment on the part of either the Borrower or Morila Holdings to sell gold.

     "COMPLIANCE CERTIFICATE" means a certificate duly executed by an Authorised Representative of the Borrower, substantially in the form of Exhibit F attached hereto.

     "CONSOLIDATED DEBT SERVICE COVERAGE RATIO" means, for any period, the ratio, expressed as a percentage, of:

     (a)  the sum of:

          (i) cash inflows - cash outflows of the Borrower for such period (in accordance with the format of the Business Plan)

          PLUS

          (ii) amounts on deposit in the Operating Account as at the beginning of such period;

     TO

     (b)  Consolidated Funded Debt Service for such period.

     "CONSOLIDATED FUNDED DEBT SERVICE" means, for any period, the amount in Dollars which will be necessary in order to pay in full, all principal of and interest and other amounts accruing in respect of, this Agreement and all other financial indebtedness of the Borrower and its subsidiaries which (in the case of all such principal, interest or other amounts) have become due and payable during that period.

     "CONSOLIDATED NET WORTH" means, at any time, the aggregate of the amounts paid up or credited as paid up on the issued share capital of the Borrower (other than any redeemable shares) and the aggregate amount of the reserves of its subsidiaries including:

     (a)  share capital and share premiums;

     (b)  capital reserves and non-distributable reserves; and

     (c)  retained earnings.

     "CONTINUATION NOTICE" means a notice of continuation and certificate duly executed by an Authorised Representative of the Borrower, substantially in the form of Exhibit E attached hereto.

     "DEED OF PRIORITIES" means the Deed of Priorities between the lenders in connection with the Morila Project Financing and the Lender Parties, substantially in the form of Exhibit A-3 attached hereto.

     "DEFAULT" means any Event of Default or any condition or event which, after notice, lapse of time, the making of any required determination or any combination of the foregoing, would constitute an Event of Default.

     "DOLLAR" and the sign "U.S.$" mean lawful money of the United States of America.

     "DOLLAR LENDING OFFICE" means:

     (a) with respect to each Lender, the office of such Lender designated as such below its signature hereto or such other office of such Lender as may be designated from time to time by notice from such Lender to the Agent and the Borrower; and

     (b) with respect to the Agent, the office of the Agent designated as such from time to time by notice to the Borrower and each Lender.

     "EFFECTIVE DATE" is defined in Clause 10.8.

     "ENVIRONMENTAL LAW" means any applicable law relating to or imposing liability or standards of conduct concerning the environment including laws relating to reclamation of land and waterways and laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     "EVENT OF DEFAULT" is defined in Clause 8.1.

     "FINAL MATURITY DATE" means the date that is four (4) years from the date of this Agreement.

     "FISCAL QUARTER" means any quarter of a Fiscal Year.

     "FISCAL YEAR" means any period of twelve consecutive calendar months ending on 31 December.

     "FUNDING PERCENTAGE" means, relative to any Lender and at any time, (a) in the case of Tranche A, the ratio (expressed as a percentage) of (i) such Lender's Tranche A Commitment Amount at such time to (ii) the Total Tranche A Commitment Amount at such time or (b) in the case of Tranche B, the ratio (expressed as a percentage) of (i) such Lender's Tranche B Commitment Amount at such time to (ii) the Total Tranche B Commitment Amount at such time.

     "GAAP" is defined in Clause 1.6.

     "GOVERNMENTAL AGENCY" means any supranational, national, federal, state, regional, tribal or local government or governmental department or other entity charged with the administration, interpretation or enforcement of any applicable law.

     "HAZARDOUS MATERIAL" means any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, substance or waste within the meaning of any Environmental Law.

     "HEDGING AGREEMENT" means any instrument evidencing any Hedging Obligation of the Borrower.

     "HEDGING OBLIGATIONS" means, with respect to any person, all liabilities of such person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements, options or arrangements designed to protect such person against fluctuations in interest rates, currency exchange rates or commodities (including precious metals) prices.

     "IMPERMISSIBLE QUALIFICATION" means, relative to the opinion or report of any auditor as to any financial statement of any Obligor, any qualification or exception to such opinion or report:

     (a) which suggests that such Obligor is not or may not be a "GOING CONCERN" or which is of a similar nature to the same;

     (b) which suggests that there has been any limitation in the scope of examination of material matters relevant to such financial statement; or

     (c) which questions the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause a breach of the terms of Clause 7.2.4.

     "INDEMNIFIED LIABILITIES" is defined in Clause 10.4.

     "INDEMNIFIED PARTIES" is defined in Clause 10.4.

     "INTEREST PERIOD" means, relative to any Loan:

     (a) initially, the period from the date such Loan is made to the day which numerically corresponds to the date one (1), three (3) or six (6) months thereafter (or such other date as agreed between all the Lenders and the

          Borrower) as the Borrower may irrevocably select in the Borrowing Request delivered pursuant to Clause 2.2 with respect to such Loan; and

     (b) thereafter, each period from the last day of the immediately preceding Interest Period applicable to such Loan to the day which numerically corresponds to such date one (1), three (3) or six (6) months thereafter (or such other date as may be agreed between all the Lenders and the Borrower) as the Borrower may irrevocably select in the relevant Continuation Notice delivered pursuant to Clause 2.3;

     PROVIDED, HOWEVER, that:

     (c) absent the timely selection of an Interest Period for a then current Loan, the Borrower shall be deemed to have selected that the Loan be continued as a Loan of the same type for an Interest Period of one (1) month or such other duration as shall be required in order to comply with the other provisions of this Agreement;

     (d) if such Interest Period for any Loan would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day, unless such Business Day occurs in the next following calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

     (e) where all or any portion of the Principal Amount of such Loan is to be repaid on a Principal Payment Date, the Borrower shall select an Interest Period relating to a portion of such Loan in at least the amount scheduled to be repaid which ends on such Principal Payment Date;

     (f) the final Interest Period for any Loan shall end not later than the Final Maturity Date; and

     (g) the Agent shall be able to select Interest Periods satisfactory to it pursuant to Clause 3.2.2.

     "INTERNATIONAL ACCOUNTING STANDARDS" means the International Accounting Standards promulgated by the International Accounting Standards Committee.

     "LENDER PARTIES" means, collectively, the Agent, the Arrangers and the Lenders.

     "LENDERS" is defined in the preamble.

     "LIBO RATE" means, relative to any Interest Period for any Loan, the offered rate of interest per annum which appears on Telerate Page 3750 (or such other page or service in replacement thereof as may be utilised by banks generally from time to time for the purpose of displaying London interbank offered rates for deposits denominated in Dollars) as at 11:00 a.m. (London time) for the number of months (or other period) comprising such Interest Period, calculated at the date which is two (2) Business Days prior to the first day of such Interest Period; PROVIDED, HOWEVER, that in the event that no such display rate is available for Dollars at such time, the Agent will request the principal London office of each Lender to provide the Agent with its quotation for offers of Dollar deposits to leading banks in the London interbank market for such period and in an amount comparable to the aggregate principal amount of such Lender's Loans, and the "LIBO RATE" shall equal the average (rounded upwards to the nearest four decimal places) of such quoted rates.

     "LOAN" is defined in Clause 2.1(a) and shall, as the context may require, be deemed to refer to a Tranche A Loan and/or a Tranche B Loan.

     "LOAN DOCUMENT" means any of this Agreement, the Security Agreements and each other instrument executed by any Obligor or evidencing any obligation (monetary or otherwise) to any Lender Party in connection with and pursuant to this Agreement and the transactions contemplated hereby and delivered to any Lender Party (including, at any time when any Commitment is outstanding or any principal amount of any Loan or any interest accrued thereon is then outstanding to any Lender Party, any Hedging Agreement in effect at such time and entered into between the Borrower and any Lender which remains a Lender at the relevant time).

     "MATERIALLY ADVERSE EFFECT" means the effect of any event or circumstance (including any reduction in the gold price) which, in the reasonable opinion of the Required Lenders (and for the purposes of Clause 8.1.11 only, after consultation with the Borrower):

     (a) is or is likely to be materially adverse to the ability of any Obligor to perform or comply with any of its obligations under the Loan Documents;

     (b) is or is likely to be materially adverse to the ability of the Borrower and the RRL Group Companies to operate their respective businesses in a manner which is consistent with the financial projections and other information contained in the Business Plan; or

     (c)  is or is likely to be materially prejudicial to:

          (i)  the interests of the Lenders under the Loan Documents; or

          (ii) the business, operations, financial condition or prospects of any Obligor.

     "MIJL" means Mining Investments (Jersey) Limited, a company incorporated under the laws of Jersey.

     "MIJL SECURITY AGREEMENT" means the Security Agreement between MIJL and the Agent, substantially in the form of Exhibit A-2 attached hereto.

     "MORILA HOLDINGS" means Morila Limited, a company incorporated under the laws of Jersey.

     "MORILA PROJECT" means the construction and operation of a mine and related facilities by Morila S.A. to mine and develop the gold deposit located approximately 180 kilometres Southeast of Bamako in Mali in the Arondissement of Sanso, Cercle of Bougouni and region of Sikasso.

     "MORILA PROJECT FINANCING" means the financing for the development of the Morila Project made available pursuant to the Loan Agreement, dated 21 December, 1999, among Morila S.A., the Completion Guarantors, Lenders, Arrangers and Co-Arrangers referred to (and defined) therein and N M Rothschild & Sons Limited, as the Agent.

     "MORILA S.A." means Societe des Mines de Morila S.A., a company organised and existing under the laws of the Republic of Mali.

     "OBLIGATIONS" means, with respect to each Obligor, all obligations of such Obligor with respect to the repayment or performance of all obligations (monetary or otherwise) of such Obligor arising under or in connection with this Agreement and each other Loan Document and where the term "OBLIGATIONS" is used without reference to a particular Obligor, such term means the Obligations of all Obligors.

     "OBLIGORS" means, collectively, the Borrower and MIJL.

     "OFFERING CIRCULAR" means the circular to shareholders of the Borrower, dated 28 June, 2001.

     "OPERATING ACCOUNT" means account number 411848019 maintained by the Borrower with the branch of Citibank N.A. located at 38 Esplanade, St. Helier, Jersey JE4 8QB.

     "ORGANIC DOCUMENT" means, with respect to each Obligor:

     (a)  its memorandum and articles of association; and

     (b) all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorised shares of capital stock or other equity interests.

     "PERCENTAGE" means, relative to any Lender and at any time:

     (a) if any Loans are outstanding, the ratio (expressed as a percentage) of:

          (i)  the principal amount of such Lender's Loans at such time;

               to

          (ii) the principal amount of all the Lenders' Loans at such time or;

     (b)  if no Loans are outstanding, the ratio (expressed as a percentage) of:

          (i)  such Lender's Commitment Amount at such time;

               to

          (ii) the Total Commitment Amount;

     PROVIDED, HOWEVER, that at any time when the Lenders shall have no further Commitments hereunder and all Obligations of each Obligor in connection with each Loan Document (excluding any Hedging Agreement which is a Loan Document) shall have been paid and performed in full then, to the extent any Hedging Obligation of the Borrower under any such Hedging Agreement shall then be outstanding, the term "PERCENTAGE" means, relative to any Lender which is a party to any such Hedging Agreement and at any time, the ratio (expressed as a percentage) of;

     (c) the contingent net liabilities of the Borrower at such time to such Lender under all such Hedging Agreements to which such Lender is a party, to;

     (d) the contingent net liabilities of the Borrower at such time to all Lenders under all such Hedging Agreements to which any Lender is a party.

     "POLITICAL RISK INSURANCE" means a policy of political risk insurance in form and substance satisfactory to the Lenders (including with respect to the issuer of such policy) naming the Lenders as beneficiaries (which term shall include any such policy which names the Agent or the Arrangers as insured and the Lenders as co-insured) and insuring the Lenders for such coverages and against such risks with respect to the Borrower's Obligations to pay the principal amount of (and interest accruing on and other amounts due in respect of) the Lenders' Loans as the Lenders shall reasonably require.

     "PRINCIPAL PAYMENT DATE" means collectively, (a) each 30 April, 31 July, 31 October and 31 January of each calendar year, commencing with 31 January 2002 and ending with 31 July, 2005, and (b) the Final Maturity Date.

     "PROCESS AGENT" is defined in Clause 10.13(c).

     "PROCESS AGENT ACCEPTANCE" means a letter from the Process Agent to the Agent, substantially in the form of Exhibit C attached hereto.

     "RECL" means Randgold & Exploration Company Limited, a company organised and existing under the laws of the Republic of South Africa.

     "REQUIRED LENDERS" means at any time, Lenders having, in the aggregate, a Percentage of sixty six and two thirds (66%) or more at such time.

     "RRL GROUP COMPANIES" means, collectively, the Borrower, its subsidiaries and subsidiary undertakings and their subsidiaries and subsidiary undertakings, Morila Holdings and Morila S.A.

     "RRL SECURITY AGREEMENT" means the Security Agreement between the Borrower and the Agent, substantially in the form of Exhibit A-1 attached hereto.

     "SECURITY AGREEMENTS" means, collectively, the RRL Security Agreement, the MIJL Security Agreement and the Deed of Priorities.

     "SHARE REPURCHASE" has the same meaning as that ascribed to the term "Repurchase" in the Offering Circular.

     "SYAMA PROJECT" means the Syama gold project in Mali owned by Societe des Mines de Syama S.A., of which seventy-five percent (75%) of its share capital is owned by the Borrower.

     "TAX CREDIT" is defined in Clause 4.6(b).

     "TAX PAYMENT" is defined in Clause 4.6(b).

     "TAXES" is defined in Clause 4.5.

     "TOTAL COMMITMENT AMOUNT" means, at any time, the aggregate of the Total Tranche A Commitment Amount and the Total Tranche B Commitment Amount, in each case at such time.

     "TOTAL TRANCHE A COMMITMENT AMOUNT" means, at any time, subject to the terms and conditions of this Agreement the amount of (a) U.S.$25,000,000, less (b) any reduction of the Total Tranche A Commitment Amount effected pursuant to Clause 2.4.

     "TOTAL TRANCHE B COMMITMENT AMOUNT" means, at any time, subject to the terms and conditions of this Agreement the amount of (a) U.S.$10,000,000, less (b) any reduction of the Total Tranche B Commitment Amount effected pursuant to Clause 2.4.

     "TRANCHE A COMMITMENT" means, relative to any Lender, such Lender's obligation to make and to maintain its Tranche A Loans pursuant to the terms and subject to the conditions of this Agreement.

     "TRANCHE A COMMITMENT AMOUNT" means the amount set forth opposite each Lender's name on the signature pages hereto next to the heading "Tranche A", as the same may be reduced pursuant to this Agreement or adjusted as a result of any assignment or transfer pursuant to Clause 10.11.

     "TRANCHE A LENDER" means each Lender with a Tranche A Commitment Amount which is in excess of zero.

     "TRANCHE A LOAN" is defined in Clause 2.1(a).

     "TRANCHE B COMMITMENT" means, relative to any Lender, such Lender's obligation to make and to maintain its Tranche B Loans pursuant to the terms and subject to the conditions of this Agreement.

     "TRANCHE B COMMITMENT AMOUNT" means the amount set forth opposite each Lender's name on the signature pages hereto next to the heading "Tranche B", as the same may be reduced pursuant to this Agreement or adjusted as a result of any assignment or transfer pursuant to Clause 10.11.

     "TRANCHE B LENDER" means each Lender with a Tranche B Commitment Amount which is in excess of zero.

     "TRANCHE B LOAN" is defined in Clause 2.1(a)

     "TRANSFER CERTIFICATE" means a certificate, substantially in the form of Exhibit G attached hereto.

     "TRANSFEREE LENDER" is defined in Clause 10.11.2.

     "TRANSFEROR LENDER" is defined in Clause 10.11.2.

1.2  ADDITIONAL DEFINITIONS

     Any reference in this Agreement or any other Loan Document to:

     (a) an "AFFILIATE" of any person is a reference to a subsidiary or a holding company, or a subsidiary of a holding company, of such person;

     (b) "APPLICABLE LAW" means, with respect to any person or matter, any supranational, national, regional, tribal or local statute, law, rule, treaty, convention, regulation, order, decree, directive, consent decree, determination or other requirement (whether or not having the force of law but being one which a responsible organisation would regard as binding on it) relating to such person or matter and, where applicable, any interpretation thereof by any Governmental Agency having jurisdiction with respect thereto or charged with the administration or interpretation thereof and, in each such case, as the same may be amended, modified, codified or re-enacted, in whole or in part, and in effect from time to time.

     (c) references to the "BORROWER", any "OBLIGOR", the "AGENT", any "ARRANGER" or any "LENDER" shall be construed so as to include their respective successors and permitted transferees and assigns in accordance with their respective interests;

     (d) "FINANCIAL INDEBTEDNESS" shall be construed as a reference to any indebtedness for or in respect of moneys borrowed or raised by whatever means (including by means of acceptances under any acceptance credit facility, the issue of loan stock, any liability in respect of a finance or capital lease and any obligations evidenced by bonds, notes, debentures or similar instruments) or for the deferred purchase price of assets or services (excluding normal trade debt which does not include any interest payment or finance charge) or any other transaction having the commercial effect of a borrowing; PROVIDED, HOWEVER, that any interest, commission, fees or other like financing charges shall be excluded save to the extent that the same has been capitalised;

     (e) a "HOLDING COMPANY" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

     (f) "INDEBTEDNESS" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

     (g) "INSTRUMENT" means any contract, agreement, indenture, mortgage, document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, or any lien (or right or interest therein) is granted or perfected or purported to be granted or perfected;

     (h) a "LIEN" means any mortgage, charge, pledge, hypothecation, assignment by way of security, deposit arrangement, encumbrance, lien (statutory or otherwise), title retention, finance lease, factoring or discounting of debts or other security interest on or over present or future assets of the person concerned securing any obligation of any person or any other type of preferential or trust arrangement having a similar effect, including any such security interest which arises or is imposed by operation of law;

     (i) a "PERSON" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity;

     (j) a "SUBSIDIARY" and a "SUBSIDIARY UNDERTAKING" shall have the same meaning as in the Companies Act 1985 of the United Kingdom;

     (k) "TYPE" means, in connection with any reference to a Loan, a Tranche A Loan and/or a Tranche B Loan, as the context may require; and

     (l) the "WINDING-UP" or "DISSOLUTION" of a company or the appointment of an "ADMINISTRATIVE RECEIVER", a "RECEIVER", "MANAGER", "LIQUIDATOR" or an "ADMINISTRATOR" with respect to a company shall be construed so as to include any equivalent or analogous proceedings or, as the case may be, person under the law of the jurisdiction in which such company is incorporated or any jurisdiction in which such company carries on business.

1.3  INTERPRETATION

     Unless a clear contrary intention appears, this Agreement and each other Loan Document shall be construed and interpreted in accordance with the provisions set forth below:

     (a) reference to any agreement (including the Schedules and Exhibits hereto and to any other Loan Document), document or instrument means such agreement, document or instrument as amended, supplemented, novated, refinanced, replaced, waived, restated or modified, and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

     (b) a reference to a time of day shall be construed as a reference to London time;

     (c) "INCLUDING" (and with correlative meaning "INCLUDE") means including without limiting the generality of any description preceding such term;

     (d)  the singular number includes the plural number and vice versa;

     (e) reference to any person includes such person's successors, substitutes and assigns but, if applicable, only if such successors, substitutes and assigns are permitted by this Agreement or such other Loan Document, and reference to a person in a particular capacity excludes such person in any other capacity or individually;

     (f)  reference to any gender includes any other gender;

     (g) "HEREUNDER", "HEREOF", "HERETO", "HEREIN" and words of similar import shall be deemed references to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Clause or other provision hereof or thereof;

     (h) relative to the determination of any period of time, "FROM" means "FROM (AND INCLUDING)" and "TO" means "TO (BUT EXCLUDING)";

     (i) a reference to a "CORPORATION" or "COMPANY" shall be construed as a reference to the analogous form of business entity used in any relevant jurisdiction;

     (j) when an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning; and

     (k) a reference to fees, costs, charges or expenses includes all value added tax or other applicable taxes imposed thereon.

1.4  USE OF DEFINED TERMS

     Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each Borrowing Request, each Continuation Notice, each Compliance Certificate, each other Loan Document and each notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

1.5  CROSS-REFERENCES

     Unless otherwise specified, references in this Agreement and in each other Loan Document to any Clause or sub-clause are references to such Clause or sub-clause of this Agreement or such other Loan Document, as the case may be.

1.6  ACCOUNTING AND FINANCIAL DETERMINATIONS

     All accounting terms used herein or (except to the extent set forth therein) in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with International Accounting Standards ("GAAP"), in each case, applied (subject to the provisions of Clause 1.7) on a basis consistent with the preparation of the financial statements referred to in Clause 6.5(a).

1.7  CHANGE IN ACCOUNTING PRINCIPLES

     If, after the Effective Date, there shall (without prejudice to Clause 1.6 and Clause 7.2.1(b)) be any change to the Borrower's Fiscal Year, or in the application of the accounting principles used in the preparation of the financial statements referred to in Clause 6.5(a) as a result of the promulgation of rules, regulations, pronouncements, or opinions by any Governmental Agency or any entity with responsibility for the administration of accounting standards (or agencies with similar functions) which changes, in any such case, result in a change in the method of calculation of financial covenants, standards, or terms applicable to the Borrower found in this Agreement or any other Loan Document, the parties hereto agree promptly to enter into negotiations in order to amend such financial covenants, standards or terms so as to reflect equitably such changes with the desired result that the evaluations of the Borrower's financial condition shall be the same after such changes as if such changes had not been made; PROVIDED, HOWEVER, that until the Required Lenders have given their consent to such amendments, the Borrower's financial condition shall continue to be evaluated on the same principles as those used in the preparation of the financial statements referred to in Clause 6.5(a).

1.8  GENERAL PROVISIONS AS TO CERTIFICATES AND OPINIONS, ETC

     Whenever the delivery of a certificate is a condition precedent to the taking of any action by any Lender Party hereunder, the truth and accuracy of the facts and the diligent and good faith determination of the opinions stated in such certificate shall in each case be conditions precedent to the right of any Obligor to have such action taken, and any certificate executed by any Obligor shall be deemed to represent and warrant that the facts stated in such certificate are true and accurate.

2.   COMMITMENTS; BORROWING AND INTEREST PERIOD SELECTION PROCEDURES, ETC

2.1  COMMITMENTS

     (a) Subject to the terms and conditions of this Agreement (including Clause 5) each Lender severally and for itself alone agrees that it will, from time to time on any Business Day occurring during the period commencing on the Effective Date and ending on the relevant Commitment Termination Date, make loans (with respect to each Lender, each such loan individually a "LOAN") denominated in Dollars to the Borrower as set forth in this Clause. Each Loan made by each Lender will be made pursuant to either its Tranche A Commitment (a "TRANCHE A LOAN") or Tranche B Commitment (a "TRANCHE B LOAN"). No more than one
          (1) Tranche A Loan shall be made by each Lender.

     (b) Each Loan made by each Lender pursuant to any Borrowing Request shall be made in a principal amount equal to such Lender's Funding Percentage of the aggregate principal amount of the type of Loans requested by the Borrower to be made on the Borrowing Date specified in such Borrowing Request.

     (c) No Lender shall be required to make any Loan if, after giving effect thereto:

          (i)  the aggregate original principal amount of all Tranche A Loans:

               (x) of all Lenders made since the Effective Date would exceed the Total Tranche A Commitment Amount; or

               (y) of such Lender made since the Effective Date would exceed such Lender's Tranche A Commitment Amount; or

          (ii) the aggregate principal amount of all Tranche B Loans:

               (x) outstanding to all Lenders would exceed the Total Tranche B Commitment Amount; or

               (y) outstanding to such Lender would exceed such Lender's Tranche B Commitment Amount.

2.2  PROCEDURE FOR MAKING LOANS

     (a) By delivering a Borrowing Request to the Agent on or before 10:00 a.m. on any Business Day the Borrower may request, on not less than three
          (3) nor more than five (5) Business Days' notice (counting the date on which such Borrowing Request is given), that Loans of either type be made by all Lenders on the Borrowing Date, and in the principal amount, in each case as specified in such Borrowing Request. Upon receipt of a Borrowing Request, the Agent shall promptly notify each Lender of the contents thereof, and such Borrowing Request shall not thereafter be revocable.

     (b) The aggregate principal amount of Loans requested to be made in any Borrowing Request shall be in an integral multiple of U.S.$1,000,000.

     (c) Subject to the terms and conditions of this Agreement (including Clause 5), the Loans requested to be made in a Borrowing Request shall be made on the requested Borrowing Date. On such Borrowing Date and subject to such terms and conditions, each Lender shall, on or before 11:00 a.m., credit such Dollar account of the Agent at its Dollar Lending Office as the Agent may notify to the Lenders with an amount of Dollars equal to such Lender's Funding Percentage of the aggregate principal amount of the type of Loans to be made pursuant to such Borrowing Request. To the extent funds are received by the Agent from the Lenders in respect of the Loans requested by each Borrowing Request (but subject to clause (d)) the Agent shall make such funds available to the Borrower by crediting the principal amount of such Loans to the Operating Account. No Lender's obligation to make any Loan as aforesaid shall be affected by any other Lender's failure to make any other Loan.

     (d) Unless the Agent shall have received written notice from a Lender prior to 5:00 p.m. on the day prior to a Borrowing Date that such Lender will not make available the principal amount which would constitute its Funding

          Percentage of the aggregate principal amount of the relevant type of Loans to be made on such Borrowing Date pursuant to the relevant Borrowing Request, the Agent may assume that such Lender has made such principal amount available to the Agent and may, in reliance on such assumption, make available to the Borrower a corresponding amount. In the event that the Agent makes such corresponding amount available to the Borrower and the relevant Lender has not in fact made such amount available to the Agent, then such Lender agrees to pay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such amount is paid by the Lender to the Agent, at the interest rate applicable at the time to the Loans requested to be made pursuant to the relevant Borrowing Request. In the event that such corresponding amount and such interest is not paid to the Agent by such Lender within five (5) Business Days of the Agent having made written demand for such amount, then the Borrower agrees to repay such corresponding amount to the Agent together with interest thereon, for each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such amount is paid by the Borrower to the Agent, at the interest rate applicable at the time to the Loans requested to be made pursuant to the relevant Borrowing Request.

2.3  CONTINUATION ELECTIONS

     By delivering a Continuation Notice to the Agent on or before 10:00 a.m. on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three (3) nor more than five (5) Business Days' notice (counting the date on which such Continuation Notice is given) prior to the expiration of any Interest Period with respect to any then outstanding Loans, that such Loans be, upon the expiration of such Interest Period, continued as Loans for the Interest Period specified in such Continuation Notice; PROVIDED, HOWEVER, that, at any one time, only five (5) Interest Periods may be in effect; and PROVIDED, FURTHER, HOWEVER, that following any continuation of Loans, each tranche of Loans with identical Interest Periods made by all the Lenders shall be in an aggregate Principal Amount which is (a) in the case of Tranche A Loans, not less than U.S.$5,000,000 and (b) in the case of either type of Loans, in an integral multiple of U.S.$1,000,000.

     In the absence of delivery of a Continuation Notice with respect to any Loans at least three (3) Business Days before the last day of the then current Interest Period with respect thereto, such Loans shall, on such last day, automatically be deemed to be continued as Loans having (subject to Clause 3.2.2) an Interest Period determined pursuant to the provisions of clause (c) of the definition of such term.

2.4  CANCELLATION

     (a) The Borrower may cancel the unutilised portion of the Total Tranche A Commitment Amount and/or the Total Tranche B Commitment Amount in whole or in part on giving not less than three (3) Business Days prior written notice thereof to the Agent. Cancellation of any portion of either the Total Tranche A Commitment Amount or the Total Tranche B Commitment Amount shall be in an integral multiple of U.S.$1,000,000.

          Effective upon the cancellation of a portion of the Total Tranche A Commitment Amount or the Total Tranche B Commitment Amount each Lender's Tranche A Commitment Amount or, as the case may be, Tranche B Commitment Amount will immediately be reduced by an amount equivalent to its relevant Funding Percentage of the amount of such cancellation.

     (b)  Any notice given under clause (a) shall be irrevocable.

2.5  RECORDS

     Each Lender's Loans shall be evidenced by a loan account maintained by such Lender. The Borrower hereby irrevocably authorises each Lender to make (or cause to be made) appropriate account entries, which account entries, if made, shall evidence INTER ALIA the type of, the date of, the principal amount of, any repayments of, the interest rate on, and the Interest Periods applicable to, the Loans then outstanding to such Lender. Any such account entries indicating the outstanding principal amount of the Loans outstanding to such Lender shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid, but the failure to make any such entry shall not limit or otherwise affect the obligations of the Borrower hereunder to make payments of the principal amount of, or interest on, such Loans when due.

2.6  FUNDING

     Each Lender may, if it so elects, fulfil its obligation to make or maintain any portion of the principal amount of its Loans by causing a foreign branch, affiliate or international banking facility of such Lender to make such Loans; PROVIDED, HOWEVER, that in such event such Loans shall be deemed to have been made by a foreign branch, affiliate or international banking facility of such Lender, the obligation of the Borrower to repay the principal amount of such Loans, and pay interest thereon, shall nevertheless be to such Lender and shall be deemed to be held by it, to the extent of such Loans, for the account of such foreign branch, affiliate or international banking facility.

3.   PRINCIPAL PAYMENTS; INTEREST

3.1  PRINCIPAL PAYMENTS

     The Borrower shall make payment in full of the unpaid principal amount of all Loans at the Final Maturity Date. Prior thereto, the Borrower:

     (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the then outstanding principal amount of Loans; PROVIDED, HOWEVER, that:

          (i) the Borrower shall give the Agent not less than three (3) Business Days' prior written notice (counting the date on which such notice is given) of any such voluntary prepayment, which notice, once given, shall be irrevocable; and

          (ii) all such partial voluntary prepayments shall be in an aggregate principal amount which is (x) in the case of any such prepayment of Tranche A Loans, in a minimum amount of U.S.$5,000,000 and (y) in the case of any such prepayment of either type of Loans, in an integral multiple of U.S.$1,000,000;

     (b) shall, (i) on each of the first five (5) Principal Payment Dates, make a mandatory repayment of the Tranche A Loans in a principal amount of U.S.$750,000 and (ii) on each Principal Payment Date occurring thereafter and prior to the Final Maturity Date, make a mandatory repayment of the Tranche A Loans in a principal amount of U.S.$1,930,000;

     (c) shall, on each Calculation Date (commencing with the first such date to occur on or after the first Principal Payment Date) make a mandatory repayment of the Tranche A Loans outstanding on such date in a principal amount equal to seventy five percent (75%) of the amount of (i) the dividends paid by Morila Holdings during the three (3) month period ending on such Calculation Date in respect of the shares of capital stock of Morila Holdings owned, directly or indirectly, by the Borrower, less (ii) U.S.$6,000,000;

     (d) shall make a mandatory repayment of the Loans in the amounts, and at the times, required pursuant to the provisions of Clause 7.2.8(d); and

     (e) shall, promptly upon the receipt of the proceeds of the issue of any share capital (however denominated) of the Borrower, make a mandatory repayment of the Loans in a principal amount equal to the lesser of:

          (i)  an amount which is equal to the greater of:

               (A) twenty five percent (25%) of the Dollar equivalent (calculated by reference to the Agent's spot rate of exchange for the relevant currency) of such net proceeds; and

               (B)  U.S.$7,000,000; and

          (ii) the proceeds of any such issue.

          Any amount in respect of any Loans repaid under clause (d) or (e) shall be applied in the first place against the Tranche A Loans and thereafter against the Tranche B Loans. Any amount in respect of any Tranche A Loans repaid under clause (c), (d) or (e) shall be applied against subsequent repayments of Tranche A Loans required to be made pursuant to clause (b) in the inverse order of maturity thereof. Each repayment or prepayment of the principal amount of any Loans made pursuant to this Clause shall be without premium or payment of any other additional amount, except as may be required pursuant to Clause
          4.3. Any repayment or prepayment of the principal amount of any Loans shall include accrued interest on the date of repayment or prepayment on the principal amount being prepaid. The principal amount of any Tranche A Loans repaid or prepaid may not be re-borrowed. The principal amount of any Tranche B Loans repaid or prepaid may, subject to the terms and conditions of this Agreement, be re-borrowed.

3.2      INTEREST PAYMENTS

         The Borrower shall make payments of interest in accordance with this Clause.

3.2.1    RATE

         The Borrower shall pay interest on the principal amount of the Loans outstanding from time to time prior to and at maturity at a rate per annum equal to the sum of:

         (a) the LIBO Rate for Loans as in effect from time to time; PLUS

         (b) the Applicable Margin with respect to the relevant type of Loans.

3.2.2    POST-MATURITY RATE

         After the maturity of all or any portion of the principal amount of the Loans or after any other Obligations shall have become due and not been paid, the Borrower shall pay interest (after as well as before judgment) on the principal amount of each Loan so matured or on any such other Obligations at a rate PER ANNUM equal to the sum of:

         (a) the LIBO Rate for such Interest Periods as the Agent may from time to time select;

         (b) the Applicable Margin with respect to the relevant type of Loans; PLUS

         (c)  two percent (2%).

3.2.3    PAYMENT DATES

         Interest accrued on each Loan shall be payable, without duplication, on:

         (a) the last day of each Interest Period with respect to such Loan (and, in addition to such day, if such Interest Period shall exceed six (6) months, on each date which is the last day of each successive six (6)-monthly period occurring during such Interest Period commencing with the first six (6) month period commencing on the first day of such Interest Period);

         (b)  the maturity of such Loan; and

         (c) with respect to any portion of any Loan repaid or prepaid pursuant to Clause 3.1 or 4.4, the date of such repayment or prepayment, as the case may be.

         Interest accrued on each Loan after the maturity thereof and interest on other overdue amounts, shall be payable upon demand. The amount of accruing interest on any Loans shall be calculated during each Interest Period applicable thereto by the Agent on the daily outstanding principal amount of such Loans.

3.2.4    RATE DETERMINATIONS

         All determinations by the Agent of the rate of interest applicable to any Loan shall be conclusive absent manifest error.

3.3      FEES

         (a) The Borrower shall pay to the Agent, and the Agent shall pay to the Lender Parties, fees (other than the fees referred to in clause (b)) in the amounts and at the times agreed between the Borrower and the Agent or, as the case may be, the Agent and the Lender Parties, in connection with the execution of this Agreement.

         (b) The Borrower shall pay to the Agent for the account of each Lender a commitment fee computed at the rate of one and one half percent (1.50%) PER ANNUM on the undrawn, uncancelled and unreduced amount of each Lender's Commitment Amount. Accrued commitment fees shall be payable in arrears on each Calculation Date.

         (c) The Borrower hereby acknowledges that any portion of any fee once paid shall be non-refundable, such portion having already been earned by performance.

4.       INCREASED COSTS; TAXES; MARKET DISRUPTIONS; GENERAL PAYMENT PROVISIONS

4.1      DOLLARS UNAVAILABLE

         (a) If, prior to the date on which the Agent shall make any determination of the LIBO Rate for any Interest Period with respect to any Loan, the Agent shall have determined that either:

              (i) Dollar certificates of deposit or Dollar deposits, as the case may be, in the relevant amount and for the relevant Interest Period are not available to any Lender (or Lenders) in the London interbank market; or

              (ii) by reason of circumstances affecting the Lenders in the
                   London interbank market, adequate means do not exist for ascertaining the interest rate applicable hereunder then the Agent shall promptly give telephonic notice of such determination confirmed in writing to the Borrower.

         (b) As soon as practicable following the giving of any notice described in clause (a), the Agent, the affected Lenders and the Borrower shall negotiate for a period not exceeding thirty (30) days with a view to agreeing an alternative basis (including an alternative to the LIBO Rate) for making or maintaining the Loans affected by the circumstances described in clause (a). During such period interest shall accrue on the principal amount of each affected Lender's affected Loans at the rate applicable to such Loans immediately prior to the giving of such notice. If no such alternative basis is agreed within such period, each affected Lender's affected Loans shall bear interest at a rate PER ANNUM equal to the sum of:

              (i) the cost to such Lender of funding such Loans (as determined by such Lender which determination shall, in the absence of manifest error, be conclusive and binding on the Borrower); plus

              (ii) the Applicable Margin with respect to the relevant type of
                   Loans.

4.2      INCREASED COSTS, ETC

         The Borrower agrees to reimburse each Lender for any increase (other than as specifically covered in any other provision of Clause 4) in the cost to such Lender of making, continuing or maintaining (or of its obligation to make, continue or maintain) its Loans, and for any reduction (other than as specifically covered in any other provision of Clause 4) in the amount of any sum receivable or earned by such Lender hereunder in respect of making, continuing or maintaining any portion of any such Loan (including any reduction in such Lender's (or its controlling person's) rate of return on its capital), in either case from time to time by reason of any regulatory change. In the event of the incurrence of any such increased cost or reduced amount, such Lender shall promptly notify the Agent and the Borrower thereof stating in reasonable detail the reasons therefor, the additional amount required fully to compensate such Lender for such increased cost or reduced amount and the calculation of such additional amount. Such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

4.3      FUNDING LOSSES

         In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of Dollar deposits or other funds acquired by such Lender to make, continue, or maintain any portion of the principal amount of its Loans) as a result of:

         (a) any repayment or prepayment of the principal amount of a Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Clause 3.1 or otherwise; or

         (b) any action of the Borrower resulting in any Loans not being made, continued or maintained in accordance with the Borrowing Request relating thereto or any Continuation Notice, as the case may be, given in connection therewith, then, upon the request of such Lender to the Borrower (with a copy to the Agent), the Borrower shall pay to the Agent for the account of such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. A statement as to any such loss or expense (including calculations thereof in reasonable detail) shall be submitted by such Lender to the Agent and the Borrower and shall, in the absence of manifest error, be conclusive and binding on the Borrower.

4.4      ILLEGALITY

         (a) If it becomes unlawful for any Lender to make any of its Loans, the obligations of such Lender to make any portion of the principal amount of such Loans shall, upon such determination, forthwith be suspended until such Lender shall become aware that the circumstances causing such suspension no longer exist and shall have notified the Agent and the Borrower to such effect, at which time the obligation of such Lender to make its Loans shall be reinstated.

         (b) If it becomes unlawful for any Lender to continue its Loans, then, upon notice by such Lender to the Agent and the Borrower, the Borrower shall prepay, within five days after the giving of such notice the principal amount of and interest on such Lender's then outstanding Loans (subject, however, to Clause 4.3).

4.5      TAXES

         (a) All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable pursuant to this Agreement or any other Loan Document to any Lender Party shall be made free and clear of, and without deduction for any, present or future income, excise, stamp or other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority of any jurisdiction, in each case other than franchise taxes and taxes imposed on or measured by the recipient's net income or receipts (such non-excluded items referred to as "TAXES"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder or under any other Loan Document is required in respect of any Taxes pursuant to any applicable law, then the Borrower will:

              (i) to the extent that any such Taxes are payable by the Borrower, pay directly to the relevant authority the full amount to be so withheld or deducted;

              (ii) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

              (iii) pay to the Agent for the account of the person or persons entitled thereto such additional amount or amounts as is necessary to ensure that the net amount actually received by such person will be equal to the full amount such person would have received had no such withholding or deduction been required.

              Moreover, if any Taxes are directly asserted against any Lender Party with respect to any payment received by such Lender Party hereunder or under any other Loan Document, such Lender Party may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses except to the extent that the same are incurred as a result of the negligence or wilful misconduct of the relevant

              Lender Party) as is or are necessary in order that the net amount received by such Lender Party after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Lender Party would have received had such Taxes not been asserted.

         (b) If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for its own account and/or, as the case may be, the account of the relevant Lender Parties, the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent or the relevant Lender Parties, as the case may be, for any incremental Taxes, interest or penalties that may become payable by any such Lender Party as a result of any such failure (excluding, however, any such incremental Taxes, interest or penalties incurred as a result of the gross negligence or wilful misconduct of the relevant Lender Party). For purposes of this Clause, a distribution hereunder or under any other Loan Document by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

4.6      MITIGATION

         (a) In the event that the Borrower is obliged to make payment of any amount to any Lender Party pursuant to Clause 4.2 or 4.5 or the circumstances described in any of Clause 4.1(a) or 4.4 shall have occurred with respect to any Lender Party, such affected Lender Party agrees that it will take such reasonable steps as may reasonably be open to it to mitigate the effects of the circumstances described in the foregoing Clauses (including the transfer of such Lender Party's Dollar Lending Office to another jurisdiction and the application for a Tax Credit); PROVIDED, HOWEVER, that no Lender Party shall be obligated to:

              (i) take any such steps if, in its opinion, such steps would require it to achieve less than its expected return under this Agreement or would have an adverse effect upon its assets or financial condition;

              (ii) achieve any particular result in the case of any such steps resulting in less than complete mitigation of the relevant circumstances; or

              (iii) take any such steps if, in its opinion, it would incur a liability to the Borrower as a result thereof except pursuant to clause (b).

         (b) If, pursuant to clause (a), any Lender Party effectively obtains a refund of tax or credit (a "TAX CREDIT") against a payment made by the Borrower pursuant to Clause 4.5 (a "TAX PAYMENT"), and such Lender Party is able to identify such Tax Credit as being attributable to such Tax Payment, then such Lender Party, forthwith after actual receipt of such Tax Credit, shall reimburse the Borrower for such amount as shall be reasonably attributable to such Tax Payment; PROVIDED, HOWEVER, that no Lender Party shall be required to make any such reimbursement which would cause it to lose the benefit of such Tax Credit or would otherwise materially adversely affect any matter relating to such Lender Party in connection with the assessment or payment of any Taxes. Each Lender Party shall have absolute discretion as to whether to claim any Tax Credit, and if it does so claim, the extent, order and manner in which it does so. No Lender Party shall be obliged to disclose information regarding its tax affairs or computations to the Borrower.

4.7      PAYMENTS, COMPUTATIONS, ETC

         All payments by the Borrower pursuant to this Agreement or any other Loan Document, whether in respect of principal amount, interest or otherwise, shall (except with respect to any repayment or prepayment of any Obligation denominated in another currency) be paid in Dollars. All such payments made in Dollars shall be made by the Borrower to the Agent for the account of each Lender Party entitled thereto, by delivery of Dollars in immediately available funds to an account of the Agent at the Agent's Dollar Lending Office, which account shall be designated from time to time by notice to the Borrower from the Agent, for the account of each Lender Party entitled thereto (and, if such payment shall be of less than the due amount of the relevant payment Obligation then due and owing, for the PRO RATA benefit of each Lender Party entitled to share in such payment in accordance with its respective portion of the aggregate unpaid amount of similar payment Obligations). All such payments denominated in Dollars shall be made, without setoff, deduction, or counterclaim, not later than 11:00 a.m., New York City time, on the date when due. All such payments denominated in any currency other than Dollars shall be payable to such account, and by such time, as the Agent shall specify from time to time. Any payments received hereunder after the time and date specified in this Clause shall be deemed to have been received by the Agent on the next following Business Day. The Agent shall promptly remit to each Lender Party its share (calculated as aforesaid), if any, of such payments, in kind. Such remittance shall be to an account designated by such Lender Party to the Agent by notice from time to time and maintained at, in the case of a Lender, such Lender's Dollar Lending Office, or, in the case of any other Lender Party, such location as such Lender Party shall designate to the Agent by notice from time to time. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Subject to clauses (d) and (f) of the definition of "INTEREST PERIOD", whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment.

4.8      REDISTRIBUTION OF PAYMENTS

         (a) If, at any time, the proportion which any Lender Party (a "RECOVERING LENDER PARTY") has received or recovered (whether voluntary, involuntary, by application of set off or otherwise) in respect of its portion of any payment (a "RELEVANT PAYMENT") to be made under this Agreement or under any other Loan Document (other than any Hedging Agreement to which it is party) by any Obligor for the account of such Recovering Lender Party and one or more other Lender Parties is greater (the amount of such excess being herein called an "EXCESS AMOUNT") than the proportion thereof received or recovered by the Lender Party or Lender Parties entitled to participate in the payment Obligation to which such payment relates and which are receiving or recovering the smallest proportion thereof (which, for the purposes hereof shall include a nil receipt or recovery), (it being understood that all relevant payments are to be distributed among the Lenders in accordance with their respective relevant Funding Percentages), then:

              (i) such Recovering Lender Party shall pay to the Agent an amount equal to such excess amount;

              (ii) there shall thereupon fall due from the Borrower to the Recovering Lender Party an amount equal to the amount paid out by such Recovering Lender Party pursuant to clause
                    (a)(i), the amount so due being treated, for the purposes hereof, as if it were an unpaid part of such Recovering Lender Party's portion of such relevant payment; and

              (iii) the Agent shall treat the amount received by it from such
                    Recovering Lender Party pursuant to clause (a)(i) as if such amount had been received by it from the Borrower in respect of such relevant payment and shall pay the same to the other Lender Parties in accordance with their respective relevant Funding Percentages.

              Within two (2) Business Days after any Lender Party receives or recovers any relevant payment otherwise than by payment through the Agent, that Lender Party shall notify the Agent of the amount and currency so received or recovered, how it was received or recovered and whether it represents principal, interest or other sums.

         (b) If any sum (a "RELEVANT SUM") received or recovered by a Recovering Lender Party in respect of any amount owing to it by the Borrower becomes repayable and is repaid by such Recovering Lender Party, then:

              (i) each Lender Party which has received a share of such relevant sum by reason of the implementation of clause (a) shall, upon request of the Agent, pay to the Agent for the account of the Recovering Lender Party an amount equal to its share of the relevant sum; and

              (ii) there shall thereupon fall due from the Borrower to each such Lender Party an amount equal to the amount paid out by it pursuant to clause (b)(i), the amount so due being treated, for the purposes hereof, as if it were the sum payable to such Lender Party against which such Lender Party's share of such relevant sum was applied.

         (c) If any Lender shall commence any action or proceeding in any court to enforce its rights hereunder or under any other Loan Document after consultation with the other Lenders and, as a result thereof or in connection therewith, shall receive any excess amount (as referred to in clause (a)) then such Lender shall not be required to share any portion of such excess amount with any Lender which has the legal right to, but does not, join in such action or proceeding (having had notice of such action or proceeding) or commence and diligently prosecute a separate action or proceeding to enforce its rights.

4.9      SETOFF

         In addition to and not in limitation of any rights or remedies of any Lender Party under applicable law or otherwise, each Lender Party (or any branch thereof) shall, in the event that the Borrower defaults in the payment, repayment or prepayment when due of any payment Obligation, have the right to appropriate and apply to the payment of such Obligations owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender Party in whatever currency or commodity; PROVIDED, HOWEVER, that any such appropriation and application shall be subject to the provisions of Clause 4.8.

4.10     APPLICATION OF PROCEEDS

         If at any time any amount received by the Agent is less than the amount then due and payable pursuant to this Agreement or any other Loan Document (including any proceeds received by the Agent in respect of any sale of, collection from, or other realisation upon, all or any part of any collateral security subject to any Security Agreement) such amount may, in the discretion of the Agent (after consultation with the Lenders), be held by the Agent as additional collateral security under the relevant Security Agreement for, or then or at any time thereafter be applied (after payment of any amounts payable to the Agent pursuant to Clauses 9.5, 10.3 and 10.4 and similar provisions contained in the other Loan Documents) in whole or in part by the Agent against, all or any part of the Obligations in the following order:

         (a) FIRST, to amounts outstanding to the Lender Parties (or any of them) under any Loan Document (excluding, however, any Hedging Agreement) in respect of any amount other than interest on, or the principal amount of, any Loan;

         (b) SECOND, to amounts outstanding to the Lender Parties (or any of them) under any Loan Document (excluding, however, any Hedging Agreement) in respect of interest on any Loan;

         (c) THIRD, to amounts outstanding to the Lender Parties (or any of them) under any Loan Document in respect of the principal amount of any Loan; and

         (d) FOURTH, to amounts outstanding to the Lender Parties (or any of them) in respect of net payment obligations of the Borrower to any Lender under any Hedging Agreement;

         PROVIDED, HOWEVER, that after the occurrence of any event that constitutes or with the lapse of time, would constitute an "INSURED EVENT" as defined in the Political Risk Insurance the amount applied against the Obligations pursuant to sub-paragraph (a) above shall be that remaining after the application of a portion of such funds in respect of the provider of Political Risk Insurance's pro-rata share of the Lender Parties' and such provider's out-of-pocket expenses or recovery paid to third parties in respect of this Loan Agreement and the Loan Documents.

         Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Obligations shall be paid over to whomsoever may be lawfully entitled to receive such surplus.

4.11     CURRENCY OF PAYMENT

         If:

         (a) any amount payable by any Obligor under this Agreement or any other Loan Document is received by a Lender Party entitled thereto in a currency ("PAYMENT CURRENCY") other than the amount agreed to be payable in the currency in which the relevant Obligation is denominated (the "RELEVANT CURRENCY"), whether as a result of any judgement or order or the enforcement thereof, the liquidation of such Obligor or otherwise; and

         (b) the amount produced by converting the Payment Currency so received into the Relevant Currency is less than the required amount of the Relevant Currency, then the Borrower shall, as an independent obligation separate and independent from its other obligations contained hereunder and in any other Loan Document, indemnify such Lender Party for the deficiency and any loss sustained as a result. Such conversion shall be made promptly following receipt at such prevailing rate of exchange in such market as is reasonably determined by such Lender Party as being most appropriate for the conversion. The Borrower shall in addition pay the reasonable costs of the conversion. The Borrower waives any right it may have in any jurisdiction to pay any amount under this Agreement or any other Loan Document in a currency other than the Relevant Currency.

5.       CONDITIONS PRECEDENT TO MAKING LOANS

5.1      INITIAL LOANS

         The obligations of each Lender to make its initial Loan shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Clause. Unless specifically stated to the contrary, each document, certificate and other instrument delivered pursuant to this Clause shall be dated on, or prior to, and shall be in full force and effect on, the Borrowing Date of the initial Loans.

5.1.1    RESOLUTIONS, ETC

         The Agent shall have received from each Obligor, a certificate of its Secretary or similar officer as to:

         (a) resolutions of its Board of Directors or similar body then in full force and effect authorising the execution, delivery and performance of this Agreement and each other Loan Document or other document to be executed by it in connection with the transactions contemplated hereby and thereby;

         (b) the incumbency and signatures of those of its officers authorised to act with respect to this Agreement and each other Loan Document or other document executed or to be executed by it; and

         (c)  its Organic Documents as then in effect.

5.1.2    SECURITY AGREEMENTS

         The Agent shall have received:

         (a) counterparts of each Security Agreement duly executed by an Authorised Representative of each Obligor party thereto (and, in the case of the Deed of Priorities, each of the other parties thereto);

         (b) evidence that all filings, stampings, registrations, recordings, notifications and other actions in all relevant jurisdictions necessary or, in the opinion of counsel to the Agent, advisable or desirable, in order to create in favour of the Lender Parties a valid and perfected first-priority lien over all of the collateral purported to be covered by each Security Agreement (subject, in the case of the MIJL Security Agreement, to the terms and conditions of the Deed of Priorities) have been made or, as the case may be, taken and are in full force and effect; and

         (c)  (i)   copies of share certificates (it being hereby acknowledged by the parties hereto that the originals of such share certificates are being held for the account of the lenders under the Morila Project Financing as holders of a first priority lien in connection therewith) representing all of the share capital and voting rights of Morila Holdings owned by MIJL (being, in the aggregate, not less than fifty percent (50%) of such share capital and voting rights);

              (ii) original share certificates representing all of the share capital and voting rights of MIJL owned by the Borrower (being, in the aggregate, not less than one hundred percent (100%) of such share capital and voting rights); and

              (iii) with respect to the shares described in each of clauses
                    (c)(i) and (c)(ii), stock powers relating thereto executed in blank and such other instruments of transfer in connection therewith as the Agent shall reasonably require.

5.1.3    HEDGING AGREEMENTS

         The Agent shall have received such evidence as it shall require in connection with the implementation by the Borrower of Hedging Agreements which are required by Clause 7.1.7 to be in effect on the initial Borrowing Date.

5.1.4    OPERATING ACCOUNT

         The Agent shall have received evidence that the Operating Account has been established.

5.1.5    PROCESS AGENT ACCEPTANCE

         The Agent shall have received a counterpart of the Process Agent Acceptance, duly executed by the Process Agent, together with evidence of the appointment of the Process Agent by each Obligor.

5.1.6    OPINIONS OF LEGAL ADVISERS

         The Agent shall have received opinions from:

         (a) Ogier & Le Masurier, legal advisers in Jersey to the Obligors, substantially in the form of Exhibit B-1 attached hereto;

         (b) Mourant du Feu & Jeune , legal advisers in Jersey to the Lender Parties, substantially in the form of Exhibit B-2 attached hereto; and

         (c) Mayer, Brown & Platt, legal advisers in England to the Lender Parties, substantially in the form of Exhibit B-3 attached hereto.

5.1.7    BUSINESS PLAN

         The Lenders shall have received a copy of a business plan (as amended, modified or supplemented from time to time pursuant to Clause 7.1.13, the "BUSINESS PLAN") in form acceptable to the Lenders detailing the projected business and financial performance of the RRL Group Companies for the five (5) year period commencing on the date of this Agreement (including a detailed five (5) year cash flow projection) and initialled for purposes of identification by each of the Borrower and the Agent. Each Lender shall also have received such information as it shall reasonably require by way of reconciliation of the financial position (including cash balances) of the RRL Group Companies with the Business Plan.

5.1.8    INITIAL COMPLIANCE CERTIFICATE

         The Agent shall have received a Compliance Certificate calculated as of the initial Borrowing Date, together with such information concerning the calculations and assumptions used by the Borrower in preparing such Compliance Certificate as the Agent shall have requested.

5.1.9    CLOSING FEES, EXPENSES, ETC

         The Agent shall have received (including, to the extent necessary, from the proceeds of the initial Loans) for its own account, or for the account of the relevant Lender Parties, as the case may be, all fees due and payable on or prior to the initial Borrowing Date and all fees and expenses payable pursuant to Clause 10.3, to the extent then invoiced.

5.1.10   POLITICAL RISK INSURANCE

         Each Lender shall have been named as a beneficiary (which term shall include a policy naming the Agent or the Arrangers as insured and the Lenders as co-insured) in respect of a policy of Political Risk Insurance complying with the definition of such term, such Political Risk Insurance shall be in full force and effect, and the Borrower shall have paid to the Agent all premiums due pursuant to such Political Risk Insurance with respect to the first twelve (12) month period of coverage of such insurance.

5.1.11   SHARE REPURCHASE

         The Agent shall have received a copy of the Offering Circular together with such evidence as it shall reasonably require by way of confirmation that (a) the Share Repurchase is being implemented in accordance with the Offering Circular (including the use of the proceeds of the Tranche A Loans to fund the Share Repurchase), and (b) the proceeds of the Share Repurchase being paid by the Borrower to RECL will be applied to repay in full the U.S.$48,000,000 aggregate principal amount of secured guaranteed convertible bonds issued by Randgold Finance (BVI) Limited on or about 3 October, 1996.

5.1.12   COMPLETION OF MORILA PROJECT

         The "Release Date" under (and as defined in) the Loan Agreement referred to in the definition of the term "Morila Project Financing" shall have occurred.

5.1.13   REPAYMENT OF INTERCOMPANY DEBT

         The Agent shall have received evidence that all amounts outstanding in connection with the intercompany loan in the principal amount of U.S.$6,000,000 owed by RECL to the Borrower shall have been repaid, in full and in cash.

5.2      ALL LOANS

         The obligations of the Lenders to make any Loan (including the initial Loans) shall be subject to the prior or concurrent satisfaction of the additional conditions precedent set forth in this Clause.

5.2.1    COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC

         The representations and warranties of each Obligor set forth in each Loan Document to which such Obligor is a party shall be true and correct in all material respects as of the date initially made, and both immediately before and immediately after the making of the Loans:

         (a) such representations and warranties shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

         (b)  no Default shall have then occurred and be continuing.

5.2.2    BORROWING REQUEST

         The Agent shall have received a duly completed Borrowing Request for such Loans. The delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans shall constitute a representation and warranty by the Borrower on the relevant Borrowing Date (both immediately before and immediately after giving effect to the making of the Loans and the application of the proceeds thereof) that the statements made in Clause
         5.2.1 are true and correct.

5.2.3    SATISFACTORY LEGAL FORM

         All documents executed or submitted pursuant hereto by or on behalf of any person shall be satisfactory in form and substance as to legal matters to the Lender Parties and their legal advisers and the Agent shall have received all information, and such counterpart originals or such certified or other copies of such instruments related to the conditions precedent described in this Clause, as the Agent or its legal advisers may reasonably request.

6.       REPRESENTATIONS AND WARRANTIES

         In order to induce the Lender Parties to enter into this Agreement and, in the case of the Lenders, to make and continue Loans hereunder the Borrower represents and warrants unto each Lender Party as set forth in this Clause. The representations and warranties set forth in this Clause shall be made upon the delivery of each Borrowing Request and each Continuation Notice, and shall be deemed to have been made on each Borrowing Date (both immediately before and immediately after the application of the proceeds of the relevant Loans).

6.1      ORGANISATION, POWER, AUTHORITY, ETC

         Each Obligor is a company duly incorporated and validly existing under the laws of Jersey and is duly qualified to do business and is in good standing (where such concept is applicable) as a foreign company in each jurisdiction where the nature of its business makes such qualification necessary. Each Obligor has full power and authority, and holds all requisite Approvals, to own and hold under lease its property, to sue and to be sued in its own name and to conduct its business substantially as currently conducted by it. Each Obligor has full power and authority to enter into and perform its obligations under each Loan Document executed or to be executed by it and, in the case of the Borrower, to obtain Loans hereunder.

6.2      DUE AUTHORISATION; NON-CONTRAVENTION

         The execution and delivery by each Obligor of each Loan Document executed or to be executed by it and the performance by each Obligor of its obligations thereunder, and the receipt of the Loans hereunder:

         (a) have been duly authorised by all necessary corporate action on its part;

         (b) do not require any Approval (other than those Approvals which have been obtained);

         (c) do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any of its Organic Documents or any applicable law, contractual obligation or Approval binding on it; and

         (d) will not result in or require the creation or imposition of any lien on any of its properties pursuant to the provisions of any contractual obligation (other than pursuant to this Agreement and any Security Agreement to which such Obligor is a party).

6.3      VALIDITY, ETC

         (a) Each Loan Document executed by each Obligor constitutes the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms (subject to bankruptcy and insolvency laws and other similar laws of applicability to creditors generally and to general equitable principles).

         (b) Upon taking of the various actions described in Clause 5.1.2 each Security Agreement will create in favour of the Agent (for the rateable benefit of the Lender Parties), a valid and perfected first-priority lien on all of the assets, properties, rights and revenues referred to in each such Security Agreement as security for the relevant obligations expressed to be covered thereby, subject to no liens, except:

              (i)   for mandatory provisions of applicable law; and

              (ii) as specifically permitted by this Agreement or such Security Agreement.

6.4      LEGAL STATUS

         Neither Obligor nor any of their respective properties or revenues enjoys any right of immunity from suit, set-off, attachment prior to judgment or in aid of execution, or execution on a judgment in respect of its obligations under any of the Loan Documents to which it is a party.

6.5      FINANCIAL INFORMATION

         All balance sheets and all statements of operations, shareholders' equity and cash flow and all other financial information relating to any RRL Group Company which have been furnished by or on behalf of the Borrower to the Agent for the purposes of or in connection with this Agreement or any transaction contemplated hereby, including:

         (a) the consolidated and individual balance sheet of the Borrower at 31 December, 2000, and the related consolidated statements of operations, shareholders' equity and cash flow of the Borrower, as audited by Pricewaterhouse Coopers; and

         (b) the consolidated and individual balance sheet of the Borrower at 30 June, 2001, and the related consolidated statements of operations, shareholders' equity and cash flow of the Borrower, certified by the chief financial Authorised Representative of the Borrower;

         have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and present fairly the financial position of the Borrower and the other persons covered thereby as at the dates thereof and the results of its operations for the periods then ended. No RRL Group Company has on the date hereof any material contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in its financial statements described in this Clause or in the notes thereto.

6.6      ABSENCE OF DEFAULT

         No RRL Group Company is in default in the payment of (or in the performance of any material obligation applicable to) any indebtedness in excess of U.S.$1,000,000, no Default is outstanding or would result from the making of any Loan and no RRL Group Company is in default under any material provision of any instrument to which it is party, any applicable law or contractual obligation or the terms or conditions upon which any Approval has been granted.

6.7      LITIGATION, ETC

         There is no pending or, to the knowledge of the Borrower, threatened litigation, arbitration, employment dispute or governmental investigation or proceeding against any RRL Group Company or to which any of any such entity's business, operations, properties, assets, revenues or prospects is subject which could reasonably be expected to have a Materially Adverse Effect.

6.8      MATERIALLY ADVERSE EFFECT

         Since 31 December, 2000 and since the date of the most recent financial statements relating to the Borrower delivered pursuant to Clause 7.1.1(a), there have been no occurrences which, individually or in the aggregate, have or may reasonably be expected to have a Materially Adverse Effect.

6.9      TAXES AND OTHER PAYMENTS

         Each RRL Group Company has:

         (a) filed all tax returns and reports required by applicable law to have been filed by it, and

         (b) paid all taxes and governmental charges thereby shown to be owing and all claims for sums due for labour, material, supplies, personal property and services of every kind and character provided with respect to, or used in connection with its business and no claim for the same exists except as permitted hereunder, except any such taxes, charges or amounts which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

6.10     ADEQUACY OF INFORMATION

         The factual statements contained in the Business Plan, based upon the assumptions stated therein, are true and correct in all material respects and do not omit to state any information or fact the omission of which might render any conclusion or statement contained therein misleading in any material respect. The financial projections, estimates and other expressions of view as to future circumstances contained in the Business Plan are fair and reasonable and, to the best of the

         Borrower's knowledge, have been arrived at after reasonable enquiry and have been made in good faith by the persons responsible therefor.

6.11     ENVIRONMENTAL WARRANTIES

         (a) Each RRL Group Company has complied with all applicable Environmental Laws, except where the failure to be in compliance therewith (i) would not reasonably be expected to have a Materially Adverse Effect or (ii) would not reasonably be expected to result in any action being taken by any Governmental Agency or any other person charged under law with a responsibility to enforce any Environmental Law;

         (b) no RRL Group Company manages any Hazardous Materials at any of its facilities or assets in violation of any Environmental Laws, except where any such violation would not reasonably be expected to have a Materially Adverse Effect; and

         (c) there are no events, conditions or circumstances occurring at or relating to any facilities or assets of any RRL Group Company involving any environmental pollution or contamination that have, or would reasonably be expected to have, a Materially Adverse Effect.

6.12     PARI PASSU

         The payment Obligations of each Obligor under each Loan Document to which it is a party rank at least PARI PASSU in right of payment with all of such Obligor's other unsecured indebtedness, other than any such indebtedness which is preferred by mandatory provisions of applicable law.

7.       COVENANTS

7.1      CERTAIN AFFIRMATIVE COVENANTS

         The Borrower agrees with each Lender Party that, until all Commitments have terminated and all Obligations have been paid and performed in full, it will perform its obligations set forth in this Clause.

7.1.1    FINANCIAL INFORMATION, ETC

         The Borrower will furnish, or will cause to be furnished, to the Agent copies (with sufficient copies for each other Lender Party) of the following financial statements, reports and information:

         (a) promptly when available, and in any event within one hundred and eighty (180) days after the close of each Fiscal Year, the consolidated balance sheet of the Borrower and its subsidiaries at the close of such Fiscal Year and the related consolidated statements of operations, shareholders' equity and cash flow of the Borrower and its subsidiaries, in each case with comparable information at the close of and for the prior Fiscal Year, and reported on without Impermissible Qualification by Pricewaterhouse Coopers or other auditors of recognised international standing;

         (b) promptly when available, and in any event within forty five (45) days after the close of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, its consolidated balance sheet at the close of such Fiscal Quarter, and its related consolidated statements of operations, shareholders' equity and cash flow, in each such case in respect of such related statements, for such Fiscal Quarter and for the period commencing at the close of the previous Fiscal Year and ending with the close of such Fiscal Quarter (with comparable information at the close of and for the corresponding Fiscal Quarter of the prior Fiscal Year and for the corresponding period during such prior Fiscal Year) and certified by an accounting or financial Authorised Representative of the Borrower;

         (c) within thirty (30) Business Days after each Calculation Date, a Compliance Certificate calculated as of such Calculation Date;

         (d) as soon as possible and in any event within three (3) Business Days after the occurrence of any Default, a statement of the chief financial Authorised Representative of the Borrower setting forth details of such Default and the action which has been taken, and which it is proposed be taken, with respect thereto;

         (e)  as soon as possible (and in any event within three (3) Business
              Days) after the Borrower knows or has reason to know of any event or circumstance which has a reasonable likelihood of having a Materially Adverse Effect, notice of such event or circumstance describing the same in reasonable detail;

         (f) not more than ten (10) Business Days after the end of each calendar month, a statement showing in detail all credits to, debits from, and balances standing to the credit of the Operating Account for such calendar month;

         (g) promptly upon the making, filing or receipt thereof, copies of each filing and report or document made to or filed with, or received from, any Governmental Agency, and of each communication from the Borrower to its shareholders or creditors generally, which, in any such case, relate to or describe any material matter in connection with the business, operations, assets, financial condition or prospects of any RRL Group Company;

         (h) upon request by the Agent and not more than ten (10) Business Days after the close of each calendar month, the "Monthly Mine Report" as at the close of such calendar month required to be delivered by Morila S.A. pursuant to the loan agreement referred to in the definition of the term "Morila Project Financing"; and

         (i) such other information with respect to its financial condition, business, property, assets, revenues and operations as the Agent or any Lender (acting through the Agent) may from time to time reasonably request.

7.1.2    COMPLIANCE WITH LAWS

         The Borrower will, and will cause each RRL Group Company to, comply in all material respects with all applicable laws.

7.1.3    APPROVALS

         The Borrower will, and will cause each Obligor to, obtain, maintain in full force and effect, and comply in all respects with, all Approvals as may be required or advisable from time to time for each Obligor to:

         (a) execute, deliver, perform and preserve its rights under any of the Loan Documents executed or to be executed by it; and

         (b) grant and perfect the liens granted or purported to be granted and perfected by it pursuant to any Security Agreement to which it is a party.

7.1.4    MAINTENANCE OF CORPORATE EXISTENCE, ETC

         The Borrower will, and will cause each RRL Group Company to, do and cause to be done at all times all things necessary to maintain and preserve its corporate existence and will do and cause to be done at all times all things necessary to be duly qualified to do business and be in good standing (where such concept is relevant) as a foreign corporation, in each jurisdiction where the nature of its business makes such qualification necessary.

7.1.5    PAYMENT OF TAXES, ETC

         The Borrower will, and will cause each RRL Group Company to, file all tax returns and reports required by applicable law to have been filed by it. The Borrower will, and will cause each RRL Group Company to, pay and discharge, as the same may become due and payable, all taxes, assessments, fees and other governmental charges or levies against it or on any of its property, as well as claims of any kind or character (including claims for sums due for labour, material, supplies, personal property and services); PROVIDED, HOWEVER, that the foregoing shall not require any RRL Group Company to pay or discharge any such tax, assessment, fee, charge, levy or claim so long as it shall be diligently contesting the validity or amount thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto.

7.1.6    BOOKS AND RECORDS

         The Borrower will, and will cause each RRL Group Company to, keep financial records and statements reflecting all of its business affairs and transactions in accordance with GAAP.

7.1.7    HEDGING

         (a) At all times on and after the Effective Date (but subject at all times to Clause 7.2.2(b)), the Borrower shall provide evidence to the Arrangers to the effect that it or Morila Holdings is maintaining in full force and effect

              Committed Hedging Agreements or put options from the Borrower or Morila Holdings or other similar uncommitted transactions, in each case with any or all of the Arrangers as counterparts, and with respect to the sale of gold such that (when combined with any hedging undertaken by any other RRL Group Company or Morila S.A.) the proceeds thereof (both as to the amount and to the timing) are sufficient to ensure that, at all times up until and including the Final Maturity Date, (a) the financial projections contained in the Business Plan are capable of being complied with, and (b) the financial covenants contained in Clause 7.2.4 are capable of being complied with.

         (b) The Borrower undertakes to grant, or to procure the grant of, security to the Lender Parties in respect of the rights and benefits of the Borrower or Morila Holdings arising under any documentation entered into in connection with any Hedging Obligations from time to time entered into by the Borrower or Morila Holdings PROVIDED, HOWEVER, that no such security interest will be granted to the Lender Parties in respect of Hedging Obligations incurred by the Borrower or Morila Holdings prior to the Effective Date.

7.1.8    USE OF PROCEEDS

         The Borrower shall apply the proceeds of (a) the Tranche A Loans to fund, in part, the cost of the Share Repurchase, and (b) the Tranche B Loans, for general working capital purposes.

7.1.9    ENVIRONMENTAL COVENANTS

         The Borrower will, and will cause each RRL Group Company to:

         (a) except where failure to comply with the provisions of this clause would not be reasonably likely to result in a Materially Adverse Effect, use and operate all of its facilities and properties in compliance with Environmental Laws and remain in compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws; and

         (b) provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this Clause.

7.1.10   PARI PASSU

         The Borrower will ensure that the payment Obligations of each Obligor under this Agreement and each other Loan Document to which such Obligor is a party rank at least PARI PASSU in right of payment with all of such Obligor's present and future other unsecured indebtedness, other than any such indebtedness which is preferred by mandatory provisions of applicable law.

7.1.11   ACCURACY OF INFORMATION

         The Borrower will ensure that all factual information hereafter furnished by or on behalf of any RRL Group Company in writing to any Lender Party for the purposes of or in connection with this Agreement or any transaction contemplated hereby will be true and accurate in all material respects on the date as of which such information is dated or certified and such information shall not be incomplete by omitting to state any material fact known to the relevant RRL Group Company necessary to make such information not misleading in any material respect.

7.1.12   POLITICAL RISK INSURANCE

         (a) The Borrower will, on demand, reimburse each Lender in respect of premiums and any other amounts (including any costs and expenses of the provider of any Political Risk Insurance) payable in connection with any policy of Political Risk Insurance implemented in connection with this Agreement (including any such premium or other amounts payable on or after the date of repayment of the Loans or on or after the date of termination of this Agreement).

         (b) The Borrower hereby acknowledges and agrees that each Lender may furnish copies of all instruments (including the Loan Documents), documents, notices and other information furnished to and received by such Lender pursuant to this Agreement or any other Loan Document to the provider of the Political Risk Insurance.

         (c) The Borrower will, and will cause each RRL Group Company to, render all necessary assistance to each Lender Party in connection with the maintenance of any Political Risk Insurance (and full coverage thereunder) and the collection of any claim thereunder.

         (d) The Borrower will, and will cause each RRL Group Company to, act in a manner so as to ensure that an exclusion from liability in respect of any claim of any Lender Party under any policy of Political Risk Insurance does not arise as a result of any action or any inaction of any RRL Group Company. Without limiting the generality of the foregoing, the Borrower will not, and will ensure that no RRL Group Company will:

              (i)   provoke or instigate any loss covered by such policy; or

              (ii) without the prior written consent of the relevant Lender Party, accept compensation from the Republic of Mali or any Governmental Agency thereof in respect of any loss covered by such policy.

7.1.13   CHANGES TO BUSINESS PLAN

         (a) The Borrower shall give prompt notice to the Agent of any change in any fact, event or circumstance which renders the Business Plan as then currently in effect materially inaccurate and shall work in consultation with the Agent to produce a revised Business Plan which is responsive to such changes. A copy of such revised Business Plan shall be promptly sent to the Agent.

         (b) On or prior to each annual anniversary of the Effective Date, the Borrower shall supply to the Lenders a revised Business Plan (including a revised cash flow projection) which incorporates any material changes to the projected business and financial performance of the RRL Group Companies from that reflected in the existing version of the Business Plan.

         (c) In connection with any revisions to the Business Plan (i) all such revisions shall be reasonably acceptable to the Lenders, and (ii) the Lenders shall be entitled to appoint an independent technical adviser to assist in the evaluation of any such proposed revisions.

         (d) The production of any revised Business Plan pursuant to this Clause shall not, and shall not be deemed to, imply any waiver of any Default which might be indicated by such revised Business Plan.

7.1.14   OPERATING ACCOUNT

         (a) The Borrower will ensure that on all dates the sum of (i) the undrawn and immediately available portion of the Total Tranche B Commitment Amount, plus (ii) the balance standing to the credit of the Operating Account shall be not less than the sum of:

              (x) the aggregate principal amount of Loans scheduled to be repaid pursuant to Clause 3.1(b) during the three (3) month period commencing on such date (without giving effect to any other repayment or prepayment of the principal amount of Loans which might be made during such period); plus

              (y) the aggregate amount of interest scheduled to accrue on the Loans during the three (3) month period commencing on such date (calculated, with respect to any Loan in the case of any portion of such period which shall occur after the termination of any Interest Period then applicable to such Loan, on the basis of an Interest Period of six (6) months' duration); plus

              (z) the aggregate amount of premium accruing in connection with the Political Risk Insurance during the three (3) month period commencing on such date.

         (b) The Borrower will ensure that all dividends received by it, directly or indirectly, from Morila Limited are paid directly into the Operating Account.

7.2      CERTAIN NEGATIVE COVENANTS

         The Borrower agrees with each Lender Party that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform its obligations set forth in this Clause.

7.2.1    BUSINESS ACTIVITIES; FISCAL YEAR

         The Borrower will not:

         (a) engage in any business activity other than (i) as a holding company for the ownership, directly or indirectly, of all or a portion of the issued and outstanding share capital of subsidiaries engaged in exploration, development, mining and related activities in connection with the mining of gold incidental thereto and/or (ii) exploration activities in connection with the mining of gold or other metals; or

         (b)  change its Fiscal Year.

7.2.2    INDEBTEDNESS

         The Borrower will not, and will not permit any other RRL Group Company to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any indebtedness other than:

         (a)  indebtedness in respect of the Loans and other Obligations;

         (b) indebtedness in respect of the Hedging Obligations implemented pursuant to Clause 7.1.7, or other Hedging Obligations incurred by the Borrower or Morila Holdings in the ordinary course of business; PROVIDED, HOWEVER, that any Committed Hedging Agreements shall only be entered into by the Borrower or Morila Holdings with the consent of the Lenders;

         (c) indebtedness in respect of the Morila Project Financing and other indebtedness permitted to be incurred pursuant to the terms and conditions of the loan agreement referred to in the definition of such term;

         (d) indebtedness in an aggregate principal amount not in excess of the CFA equivalent of U.S.$3,000,000 incurred by way of overdraft facilities extended to the Borrower by Banque de Developpement du Mali;

         (e) indebtedness in respect of taxes, assessments or governmental charges, and indebtedness in respect of claims for employment, materials or supplies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Clause 7.1.5;

         (f) indebtedness in respect of judgments or awards, the enforcement of which has not been stayed (by reason of a pending appeal or otherwise), for a period of more than ten (10) days, which do not, in the aggregate, exceed U.S.$1,000,000 (or the equivalent thereof in any other currency); and

         (g) indebtedness in respect of minimum expenditure commitments made by the Borrower with respect to (i) maintaining prospecting permits issued by a Governmental Agency and (ii) the Borrower's joint venture obligations which in the aggregate do not exceed U.S.$3,000,000 with respect to any one joint venture agreement.

7.2.3    LIENS

         The Borrower will not, and will not permit any other RRL Group Company to, create, incur, assume or suffer to exist any lien upon any of its properties, revenues or assets, whether now owned or hereafter acquired, except:

         (a) liens in favour of the Agent (for the rateable benefit of the Lender Parties) or in favour of the Lender Parties granted pursuant to any Loan Document;

         (b) liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

         (c) liens of carriers, warehousemen, mechanics, materialmen, suppliers and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

         (d) liens incurred in the ordinary course of business in connection with unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for financial indebtedness) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

         (e) judgment liens in existence less than ten (10) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies; and

         (f) liens incurred to secure the Morila Project Financing and other liens permitted to be incurred pursuant to the terms and conditions of the loan agreement referred to in the definition of such term.

         For the purposes of this Clause the obligations secured by any lien created or incurred in the ordinary course of business (other than any liens of the nature referred to in clause (a) or (b)) may not exceed U.S.$500,000 in the aggregate at any one time outstanding.

7.2.4    FINANCIAL CONDITION

         The Borrower will not permit:

         (a) Consolidated Net Worth to be, at any Calculation Date, less than U.S.$15,000,000; or

         (b) the Consolidated Debt Service Coverage Ratio to be, for any three month period ending on a Calculation Date, less than 150%.

7.2.5    CAPITAL EXPENDITURES, ACQUISITIONS, ETC.

         The Borrower will not, and will not permit any other RRL Group Company to, make or commit to make any costs in respect of Capital Expenditures, acquisitions of assets in excess of an aggregate consideration (for all such assets and all RRL Group Companies) of U.S.$1,000,000 per annum or exploration expenditure other than such costs which are identified in the Business Plan; PROVIDED, HOWEVER, that Morila SA. may make or commit to make any such costs to the extent that the same are permitted to be incurred pursuant to Clause 8.2.5 of the Loan Agreement executed pursuant to the Morila Project Financing.

7.2.6    RESTRICTED PAYMENTS, ETC

         Subject to the implementation of the Share Repurchase in accordance with the Offering Circular, the Borrower will not:

         (a) declare, pay or make any distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any ownership interest of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock of, or other ownership interest (now or hereafter outstanding) in, the Borrower or apply any of its funds, property or assets to the purchase, redemption or other retirement of any shares of any class of capital stock of, or other ownership interest (now or hereafter outstanding) in, the Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock of, or other ownership interest (now or hereafter outstanding) in, the Borrower;

         (b) repay, redeem, purchase or otherwise defease or discharge any indebtedness owing to, or make any other payment to, any affiliate; or

         (c) make any deposit for any of the foregoing purposes or otherwise discharge any indebtedness incurred by any affiliate other than a subsidiary of the Borrower.

7.2.7    MERGERS, ETC

         The Borrower will not, and will not permit any other RRL Group Company to, enter into any amalgamation, demerger, merger or reconstruction.

7.2.8    ASSET DISPOSITIONS, ETC

         The Borrower will not, and will not permit any other RRL Group Company to, sell, transfer, lease or otherwise dispose of any of, or grant options, warrants or other rights with respect to, any of its assets (including accounts receivable) to any person, unless:

         (a) such disposition is of output from the Morila Project made in the ordinary course of business;

         (b) such disposition is of obsolete assets which are no longer used or required by the relevant RRL Group Company or of assets which are to be replaced;

         (c) the net book value of all assets disposed of by all RRL Group Companies excluding, however, assets disposed of pursuant to clause (a) or (b)) in the same Fiscal Year does not exceed U.S.$5,000,000 (or the equivalent thereof in any other currency), respectively, in the aggregate and fair value in cash or other assets is received therefor; or

         (d) such disposition is of an asset other than those referred to in clauses (a) to (c), fair value in cash is received therefor, and the Dollar equivalent (calculated by reference to the Agent's spot rate of exchange for the relevant currency) of the net proceeds of sale thereof are, immediately upon receipt, applied in repayment of the outstanding principal amount of the Loans; PROVIDED, HOWEVER, that any disposition by the Borrower of its interest in the Syama Project may be made in consideration of the receipt of shares and no such consideration shall be required to be applied in repayment of the outstanding principal amount of the Loans as aforesaid. For the avoidance of doubt, any disposition, in whole or in part, of the Borrower's interest in the Syama Project shall (unless such disposition shall fall within the scope of Clause 7.2.8(c)) be subject to this clause; but PROVIDED, FURTHER, HOWEVER, that any such shares shall at all times be charged to the Lender Parties as additional security for the Obligations of the Borrower pursuant to documentation, and on terms and conditions satisfactory to the Lenders.

7.2.9    BANK ACCOUNTS

         The Borrower will not open any bank account or maintain any similar deposit arrangement or maintain any balance in any bank account or in respect of such arrangement other than the Operating Account except (a) with the prior written consent of the Agent (such consent not to be unreasonably withheld but to be deemed to have been reasonably withheld if any such account shall not be subject to a first priority perfected lien in favour of the Lender Parties), and (b) accounts with an aggregate cash balance not in excess of U.S.$500,000 at any one time.

7.2.10   MORILA PROJECT FINANCING

         The Borrower will not, and will not permit any RRL Group Company to, amend, modify or supplement any term or provision of:

         (a)  the documentation relating to the Morila Project Financing;

         (b) the Joint Venture Agreement, dated 29 May, 2000, between AngloGold Limited (or its nominee) and the Borrower; or

         (c) the "Proposed Dividend Policy" adopted on 20 July, 2001 by Morila S.A. and on 19 July, 2001 by Morila Limited,

         which, in any such case, might (x) prevent the payment of any dividend by Morila S.A. or Morila Limited, (y) adversely affect the cash flow received by the Borrower in connection with the Morila Project or (z) otherwise adversely affect the ability of any Obligor to perform or comply with any of its obligations under the Loan Documents.

8.       EVENTS OF DEFAULT

8.1      EVENTS OF DEFAULT

         The term "EVENT OF DEFAULT" shall mean any of the events set forth in this Clause.

8.1.1    NON-PAYMENT OF OBLIGATIONS

         The Borrower:

         (a) shall default in the payment, repayment or prepayment when due of any principal amount of or interest on any Loan (and, in the case of any default in respect of interest, such default shall continue unremedied for a period of three (3) Business Days); or

         (b) shall default in the payment when due of any other Obligation (and such default shall continue unremedied for a period of five (5) Business Days).

8.1.2    NON-PERFORMANCE OF CERTAIN COVENANTS

         Any Obligor shall default in the due performance and observance of any of its obligations under Clause 7.1.4, 7.1.8, 7.1.10, 7.1.12(d) or 7.2.

8.1.3    NON-PERFORMANCE OF OTHER OBLIGATIONS

         Any Obligor shall default in the due performance or observance of any term, condition, covenant or agreement contained herein or in any other Loan Document executed by it (other than a default referred to in Clause 8.1.1 or 8.1.2), and, if capable of cure or remedy, such default shall continue unremedied for a period of thirty (30) days.

8.1.4    BREACH OF REPRESENTATION OR WARRANTY

         Any representation or warranty of any Obligor made hereunder or under any other Loan Document executed by it or in any other document delivered by or on behalf of such Obligor to any Lender Party for the purposes of or in connection with this Agreement or any such Loan Document is or shall be incorrect in any material respect when made.

8.1.5    DEFAULT ON OTHER INDEBTEDNESS

         (a) A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any indebtedness (other than indebtedness described in Clause 8.1.1) of the Borrower or any other RRL Group Company, having a principal amount, individually or in the aggregate, in excess of U.S.$1,000,000 (or the equivalent thereof in any other currency); or

         (b) a default shall occur in the performance or observance of any obligation or condition with respect to any indebtedness (other than indebtedness described in Clause 8.1.1) of any RRL Group Company if:

              (i) the effect of such default is to permit (after the passage of time, the giving of notice, the making of any required determination or any combination of the foregoing) the acceleration of the maturity of any such indebtedness; or

              (ii) such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such indebtedness, or any trustee or agent for such holders, to cause such indebtedness to become due and payable prior to its expressed maturity.

8.1.6    BANKRUPTCY, INSOLVENCY, ETC

         (a) Any RRL Group Company is unable to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors; or

         (b) any RRL Group Company or any other person, takes any action, or other steps are taken or legal proceedings are started, for the winding-up, dissolution or reorganisation of such RRL Group Company, or for the appointment of an examiner, receiver, liquidator, administrator, administrative receiver, manager or similar officer for it or of any or all of its assets; PROVIDED, HOWEVER, that this clause shall not be applicable to an RRL Group Company (other than the Borrower, Morila Holdings or Morila S.A.) whose sole purpose and business activity is exploration in connection with the mining of gold or other metals and whose net worth (as reasonably determined by the Agent) is not in excess of U.S.$1,000,000 (and, for the avoidance of doubt, this proviso shall not apply to any RRL Group Company which is engaged in the exploitation of gold or other metals); or

         (c) any action or proceeding similar to those described in clause (a) or (b) shall occur with respect to, or be initiated by or against, any RRL Group Company in any jurisdiction.

8.1.7    IMPAIRMENT OF LOAN DOCUMENTS

         Any Loan Document shall terminate (other than in accordance with its terms) or cease in whole or in any material part to be the legal, valid, binding and enforceable obligation of any Obligor party thereto; any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any lien securing any Obligation shall, in whole or in part, cease to be a perfected lien which, except as referred to in Clause 6.3(b), ranks first in priority.

8.1.8    JUDGMENTS

         Any judgment or order for the payment of money in excess of U.S.$1,000,000 (or the equivalent thereof in any other currency), shall be rendered against any RRL Group Company and either:

         (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

         (b) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

8.1.9    POLITICAL RISK, EXPROPRIATION, ETC.

         (a)  Either:

              (i) any Political Risk Insurance previously obtained by any Lender shall cease to be in full force and effect (other than as a result of any act or omission of such Lender); or

              (ii) as a result of any act or omission by any RRL Group Company or any affiliate of any thereof, the provider of the Political Risk Insurance shall not be liable to pay a claim thereunder which it would otherwise have been liable to pay;

         (b) any risk or event covered by any Political Risk Insurance then in effect shall occur; or

         (c) any Governmental Agency or other person purporting to be, or acting as, any Governmental Agency condemns, nationalises, seizes or otherwise expropriates all or any substantial part of the property or other assets of Morila S.A. or of its share capital or other ownership interests, or assumes custody or control of such property or other assets or of the business or operations of Morila S.A. or implements any regulation or law with respect to the remission of funds offshore, taxation or any other matter if such action (together with, if applicable, any prior similar action) would prevent Morila S.A. from carrying on its obligations under the Morila Project Financing, and such condemnation, nationalisation, seizure, expropriation, assumption, action or implementation is not withdrawn, rescinded, reversed, or in the case of any such action with respect to property or assets, the same are not replaced with equivalent property or assets within thirty (30) days.

8.1.10   CHANGE IN CONTROL

         (a)  Any Change in Control shall occur; or

         (b) the ordinary shares of the Borrower shall cease to be listed on the International Stock Exchange of London.

8.1.11   MATERIALLY ADVERSE EFFECT

         Any event shall occur or condition shall exist which constitutes a Materially Adverse Effect.

8.2      ACTION IF BANKRUPTCY

         If any Event of Default described in Clause 8.1.6 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (excluding, however, unless express instructions to the contrary are received from the relevant Lender, Obligations in respect of any Hedging Agreement to which any Lender is a party) shall automatically be and become immediately due and payable, without notice or demand.

8.3      ACTION IF OTHER EVENT OF DEFAULT

         If any Event of Default (other than any Event of Default described in Clause 8.1.6) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent may, upon the direction of the Required Lenders (but not otherwise), shall, upon notice or demand to the Borrower, declare all or any portion of the outstanding principal amount of the Loans to be due and payable and any or all other Obligations (excluding, however, unless express instructions to the contrary are received from the relevant Lender, Obligations in respect of any Hedging Agreement to which any Lender is a party) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the relevant unpaid principal amount of the Loans and any and all other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment, and/or, as the case may be, the Commitments shall terminate.

9.       THE AGENT AND THE ARRANGERS

9.1      APPOINTMENT

         Each of the Lenders hereby:

         (a) appoints the Agent as its agent in connection herewith and as security trustee to hold the benefit of the security granted pursuant to those Security Agreements where it is designated as security trustee;

         (b) authorises the Agent to exercise such rights, powers and discretions as are specifically delegated to the Agent by the terms of the Loan Documents together with all such rights, powers and discretions as are reasonably incidental thereto;

         (c) agrees that, as agent for itself and the other Lender Parties (or, as the case may be, as security trustee), the Agent shall hold the benefit of the security granted pursuant to the Security Agreements for itself and the Lender Parties subject to and in accordance with the provisions hereof and of the Security Agreements, which provisions are hereby agreed to and approved by each party to this Agreement; and

         (d) irrevocably and unconditionally authorises and requests the Agent to enter into the Security Agreements as agent on its behalf (or, as the case may be, as security trustee to hold the benefit of the security granted pursuant to the relevant Security Agreements).

9.2      RELIANCE, ETC

         The Agent may:

         (a)  assume that:

              (i) any representation made by any Obligor in connection with any Loan Document is true;

              (ii)  no Default has occurred; and

              (iii) no Obligor is in breach of or in default of its obligations under any Loan Document to which it is a party unless the Agent has actual knowledge or actual notice to the contrary;

         (b) engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may seem necessary, expedient or desirable to it and rely upon any advice so obtained;

         (c) rely as to any matters of fact which might reasonably be expected to be within the knowledge of any Obligor upon a certificate signed by or on behalf of such Obligor;

         (d) rely upon any communication or document believed by it to be genuine;

         (e) refrain from exercising any right, power or discretion vested in it as an agent under any Loan Document unless and until instructed by the Required Lenders as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised;

         (f) refrain from acting in accordance with any instructions of Required Lenders to begin any legal action or proceeding arising out of or in connection with any Loan Document until it shall have received such security and/or further indemnities as it may require (whether by way of payment in advance or otherwise) for all costs, claims, expenses (including legal fees and expenses on a full indemnity basis) and liabilities which it will or may expend or incur in complying with such instructions; and

         (g) hold or place any Loan Document and any document coming into its possession or control pursuant thereto in safe custody with any bank or other person whose business includes the safe custody of documents or with a lawyer or firm of lawyers in any part of the world, without responsibility to any Lender Party for any loss incurred by reason of any action or inaction on the part of any such person or for the supervision of any such person and may pay all sums required to be paid on account of or in respect of the foregoing.

9.3      ACTIONS

         The Agent shall:

         (a) promptly inform each Lender of the contents of any notice or document received by it in its capacity as agent for the Lenders hereunder from any Obligor under any Loan Document;

         (b) promptly notify each Lender of the occurrence of any Default of which the Agent has actual knowledge or actual notice;

         (c) save as otherwise provided herein, act as agent under any Loan Document to which it is a party in accordance with any instructions given to it by the Required Lenders, which instructions shall be binding on all of the Lender Parties;

         (d) if so instructed by the Required Lenders, refrain from exercising any right, power or discretion vested in it as agent under any Loan Document to which it is a party.

9.4      LIMITATION ON ACTIONS

         Notwithstanding anything to the contrary expressed or implied in any Loan Document, the Agent shall not:

         (a)  be bound to enquire as to:

              (i) whether or not any representation made by any Obligor in connection with any Loan Document is true;

              (ii)  the occurrence or otherwise of any Default;

              (iii) the performance by any Obligor of its obligations under any
                    Loan Document; or

              (iv) any breach of, or default by any Obligor of, its obligations under any Loan Document;

         (b) be bound to account to any Lender Party for any sum or the profit element of any sum received by it for its own account;

         (c) be bound to disclose to any other person any information relating to any Obligor or any affiliate of any thereof if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person; or

         (d) be under any fiduciary duty towards any Lender Party or under any obligations other than those for which express provision is made in the Loan Documents.

9.5      INDEMNIFICATION BY LENDERS

         Each Lender shall, from time to time on demand by the Agent, indemnify the Agent in the proportion of such Lender's Percentage at the time of such demand, against any and all reasonable costs, claims, expenses (including legal fees) and liabilities which the Agent may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as Agent under the Loan Documents.

9.6      EXCULPATION

         (a) Neither the Agent nor the Arrangers accept any responsibility for the accuracy and/or completeness of any information supplied by or on behalf of any RRL Group Company in connection with any Loan Document or for the legality, validity, effectiveness, adequacy or enforceability of any Loan Document and neither the Agent nor the Arrangers shall be under any liability as a result of taking or omitting to take any action in relation to any Loan Document (including any such action taken or omitted to be taken prior to the Effective Date in connection with the arrangement and implementation of the financing facilities contemplated by the Loan Documents), save in the case of gross negligence or wilful misconduct.

         (b) In the event that the named insured on the policy of Political Risk Insurance maintained in connection with this Agreement shall be the Agent or the Arrangers neither the Agent nor the Arrangers shall be under any liability whatsoever for any invalidation, cancellation or avoidance of any cover provided by such policy or any direct or indirect loss suffered by any Lender due to such invalidity, cancellation or avoidance, except in respect of the Agent's or, as the case may be, the relevant Arranger's, gross negligence or wilful misconduct.

9.7      WAIVER

         Each of the Lender Parties agrees that it will not assert or seek to assert against any director, officer, employee, agent or adviser of the Agent or any Arranger any claim it might have against the Agent or an Arranger in respect of the matters referred to in Clause 9.6.

9.8      BANKING ACTIVITIES

         Each of the Agent and the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with, any RRL Group Company.

9.9      RESIGNATION AND REPLACEMENT

         (a) The Agent may resign as such at any time upon at least thirty (30) days prior notice to the Borrower and all the Lenders; PROVIDED, HOWEVER, that no such resignation shall be effective unless a successor to it as the Agent is appointed in accordance with this Clause. Following delivery of any such notice of resignation, the Required Lenders may, with the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed), at any time upon fifteen (15) days notice to the Agent and the Borrower, appoint another Lender as the successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty
              (30) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lender Parties, appoint (with the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed)) a successor Agent, which shall be one of the Lenders or another reputable and experienced banking or financial institution.

         (b) If the Agent shall default in, or commit any act of negligence or wilful misconduct in connection with, the performance of any of its material duties under any Loan Document then the Required Lenders may, with the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed), at any time upon fifteen (15) days notice to the Agent and the Borrower, appoint another Lender as a replacement Agent which shall thereupon become the Agent hereunder.

9.10     DISCHARGE

         If a successor to the Agent is appointed under the provisions of Clause 9.9, then:

         (a) the retiring Agent shall be discharged from any further obligations under the Loan Documents but shall remain entitled to the benefit of the provisions of this Clause 9 and of Clauses 10.3 and 10.4; and

         (b) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original party hereto.

9.11     CREDIT DECISIONS

         It is understood and agreed by each Lender Party that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each RRL Group Company and, accordingly, each Lender Party warrants to each of the Agent and the Arrangers that it has not relied and will not hereafter rely on the Agent or the Arrangers:

         (a) to check or enquire on its behalf into the adequacy, accuracy or completeness of either information provided by or on behalf of any RRL Group Company in connection with this Agreement or any other Loan Document or the transactions herein or therein contemplated (whether or not such information has been or is hereafter circulated to such Lender Party by the Agent or an Arranger); or

         (b) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any RRL Group Company.

9.12     THE AGENT AND THE ARRANGERS

         In acting as the Agent or as an Arranger, each relevant Lender Party shall be treated as a separate entity from any other division of such Lender Party (or similar units of such Lender Party in any subsequent reorganisation) or its affiliates and, without limiting the generality of the foregoing, in the event that any of such Lender Party's divisions (or similar units) or affiliates should act for any RRL Group Company in an advisory capacity in relation to any other matter, any information given by any RRL Group Company to such divisions (or similar units) or affiliates for the purposes of obtaining advice shall be treated as confidential and shall not be available to the other Lender Parties without the consent of the Borrower; and notwithstanding anything to the contrary expressed or implied herein and without limiting the generality of the foregoing, such Lender Party shall not as between itself and the other Lender Parties be bound to disclose to any other Lender Party or other person any information supplied by any RRL Group Company to such Lender Party in its capacity as the Agent or an Arranger hereunder which is identified by such RRL Group Company at the time of supply as being unpublished price sensitive information relating to a proposed transaction by a RRL Group Company to such Lender Party and supplied solely for the purpose of evaluating in consultation with such Lender Party in its capacity as advisor whether such transaction might require a waiver or amendment to any of the provisions contained in any Loan Document.

9.13     INTERPRETATION

         As used in this Clause, "ACTUAL KNOWLEDGE" and "ACTUAL NOTICE" of the Agent and the Arrangers means actual knowledge or notice of those officers of the Agent , or, as the case may be, an Arranger, from time to time responsible for the performance by the Agent, or, as the case may be, an Arranger, of its obligations under the Loan Documents.

10.      MISCELLANEOUS

10.1     WAIVERS, AMENDMENTS, ETC

         The provisions of this Agreement and of each other Loan Document (except to the extent otherwise set forth in such Loan Document) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by each Obligor party thereto, the Agent and the Required Lenders; PROVIDED, HOWEVER, that no such amendment, modification or waiver which would:

         (a) modify any requirement hereunder that any particular action be taken or a determination be made by, or with the consent of or in consultation with, all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

         (b) modify this Clause, change the definition of the term "REQUIRED LENDERS", change the Total Commitment Amount or the Percentage or Funding Percentage of any Lender or otherwise subject any Lender to any additional obligation shall be made without the consent of each Lender;

         (c) extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on any Loan or any other amount payable hereunder or under any other Loan Document in respect thereof shall be made without the consent of each Lender;

         (d) affect the interests, rights or obligations of the Agent or any Arranger in their respective capacities as such shall be made without the consent of the Agent or, as the case may be, such Arranger;

         (e) other than as specifically permitted by this Agreement or the relevant Security Agreement, authorise or effect the release of any material portion of the collateral which is the subject of any lien granted or purported to be granted in favour of the Agent (for the rateable benefit of the Lender Parties) or in favour of the Lender Parties pursuant to any relevant Security Agreement shall be made without the consent of each Lender;

         (f) modify any term of this Agreement or any other Loan Document expressly relating to the priority of payment of any obligations of the Borrower under any Hedging Agreement to which any Lender is a party shall be made without the consent of such Lender; or

         (g) pursuant to the Political Risk Insurance require the consent of the provider thereof, shall be made without the consent of such provider.

         No failure or delay on the part of any Lender Party in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Lender Party under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

10.2     NOTICES

         All notices and other communications provided to any party hereto under any Loan Document shall be in writing and shall be sent by hand delivery, courier delivery, telex (if the receiving party shall have telex facilities) or facsimile and addressed or delivered to it at its address set forth below its signature hereto and designated as its "ADDRESS FOR NOTICES" or at such other address as may be designated by such party in the relevant Loan Document or in a notice to the other parties. Any notice:

         (a) if sent by hand delivery or courier delivery, shall be deemed received when delivered in legible form; and

         (b) if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback received at both the beginning and end of the relevant transmission in the case of telexes and transmission confirmed by the sending facsimile machine in the case of facsimiles).

10.3     COSTS AND EXPENSES

         (a)  The Borrower agrees to pay on demand:

              (i) all reasonable fees and expenses (including legal fees) of the Agent and the Arrangers incurred in connection with the negotiation, preparation, execution and delivery of each Loan Document, including schedules and exhibits, whether or not the transactions contemplated hereby are consummated;

              (ii) all reasonable fees and expenses (including legal fees) of the Agent and the Arrangers incurred in connection with any amendments, waivers, consents, supplements or other modifications to any Loan Document as may from time to time hereafter be required;

              (iii) all reasonable fees and related expenses of any independent technical adviser employed by the Lenders, to review the Business Plan (including the review of any changes made thereto as referred to in Clause 7.1.13 (c) (ii)); and

              (iv) any stamp or other taxes incurred in connection with the preparation and review of the form of any instrument relevant to any Loan Document, the consideration of legal questions relevant hereto and thereto and the filing, recording, refiling or re-recording of any Loan Document and all amendments or supplements to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document.

         (b) The Borrower agrees to reimburse each Lender Party on demand for all reasonable fees and expenses (including legal fees) incurred by such Lender Party in connection with:

              (i) the negotiation of any restructuring or "WORK-OUT", whether or not consummated, of any Obligations; and

              (ii)  the enforcement of any Obligations.

         (c) All fees and expenses of any legal adviser to any Lender Party payable by the Borrower hereunder shall be paid on a full indemnity basis.

10.4     INDEMNIFICATION

         In consideration of the execution and delivery of this Agreement by each Lender Party and the extension of the Commitments, the Borrower indemnifies, exonerates and holds each Lender Party and each of its officers, directors, shareholders, employees and agents (the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages and expenses in connection therewith (including reasonable legal fees on a full indemnity basis and including any amount paid by any Lender to the Agent pursuant to Clause 9.5) (the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

         (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

         (b) entering into and performance of any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower or any other person as the result of any determination by any Lender pursuant to Clause 5 not to fund any
              Loan);

         (c) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by any RRL Group Company of any Hazardous Material; or

         (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases or threatened releases from, any real property owned or operated by any RRL Group Company of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law, regardless of whether caused by, or within the control of, such RRL Group Company);

         except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's negligence or wilful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

10.5     SURVIVAL

         The obligations of the Borrower under Clauses 3.3, 4.2, 4.3, 4.5, 10.3 and 10.4 and the obligations of the Lenders under Clause 9.5, shall, in each case, survive any termination of this Agreement. The representations and warranties made by the Borrower in each Loan Document to which it is a party shall survive the execution and delivery of such Loan Document.

10.6     SEVERABILITY

         Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

10.7     HEADINGS

         The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions hereof or thereof.

10.8     COUNTERPARTS, EFFECTIVENESS, ETC

         This Agreement may be executed by the parties hereto in several counterparts, each of which shall, when executed, be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective on the date (the "EFFECTIVE DATE") when counterparts hereof executed on behalf of the Borrower, each Arranger, and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent.

10.9     GOVERNING LAW

         This Agreement and (except as set forth to the contrary therein) each other Loan Document and all matters and disputes relating hereto and thereto shall be governed by, and construed in accordance with, English law.

10.10    ASSIGNMENTS AND TRANSFERS BY THE BORROWER

         The Borrower shall not be entitled to assign or transfer all or any of its rights, benefits and obligations under any Loan Document except with the consent of the Lenders.

10.11    ASSIGNMENTS AND TRANSFERS BY THE LENDERS

         Any Lender may at any time assign all or any of its rights and benefits under the Loan Documents to another bank or financial institution in accordance with this Clause.

10.11.1  ASSIGNMENTS

         Any Lender may, with the prior consent of the Borrower (such consent not to be unreasonably withheld or delayed), at any time assign and transfer, all or, subject to Clause 10.11.3, a portion of its rights and benefits under the Loan Documents to another bank or financial institution or, in connection with any payment made to such Lender pursuant to any Political Risk Insurance, to the issuer of the relevant policy. If any Lender chooses to effect an assignment pursuant to this Clause, such assignment and transfer shall not be effective unless and until the assignee Lender has agreed with the Agent and the other Lenders that the assignee Lender shall be under the same obligations toward each of them as it would have been under if it had been a party hereto as a Lender and the Agent and the other Lenders shall not otherwise be obligated to recognise such assignee Lender as having the rights against each of them which it would have had if it had been such a party hereto. Any assignment or transfer pursuant to this Clause
         10.11.1 shall be effective only after delivery to and acceptance by, the Agent of an instrument, in form and substance satisfactory to it, executed by the assignor Lender and the assignee

         Lender stating the portion of the Commitment Amount assigned to the assignee Lender and the assignee Lender's administrative details.

10.11.2  TRANSFERS

         As an alternative to Clause 10.11.1, if any Lender (a "TRANSFEROR LENDER") wishes to transfer all or, subject to Clause 10.11.3, a portion of its rights, benefits and obligations under the Loan Documents to another bank or financial institution or, in connection with any payment made to such Lender pursuant to any Political Risk Insurance, to the issuer of the relevant policy (a "TRANSFEREE LENDER"), then such transfer may, with the prior consent of the Borrower (such consent not to be unreasonably withheld or delayed), be effected by the delivery to the Agent of a duly completed and executed Transfer Certificate, whereupon:

         (a) to the extent that in such Transfer Certificate the Transferor Lender party thereto seeks to transfer its rights and obligations under each Loan Document, each Obligor, the Agent and such Transferor Lender shall be released from further obligations towards one another hereunder and their respective rights against one another shall be cancelled (such rights and obligations being referred to in this Clause as "DISCHARGED RIGHTS AND OBLIGATIONS");

         (b) each Obligor, the Agent and the Transferee Lender party thereto shall assume obligations towards one another and acquire rights against one another which differ from such discharged rights and obligations only insofar as such Obligor, the Agent and such Transferee Lender have assumed and acquired the same in place of such Transferor Lender; and

         (c) the Agent, such Transferee Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had such Transferee Lender been an original party to this Agreement as a Lender with the rights and obligations acquired or assumed by it as a result of such transfer.

10.11.3  MINIMUM AMOUNT

         Any assignment or transfer pursuant to Clause 10.11.1 or 10.11.2 of a portion of a Lender's rights and/or benefits shall be in an integral multiple of U.S.$1,000,000; PROVIDED, HOWEVER, that in the event of any such assignment or transfer to the issuer of any policy of Political Risk Insurance the amount so assigned or transferred, as the case may be, may be in such other amount as such Lender may have received pursuant to such policy.

10.11.4  SECURITY AGREEMENTS

         Within ten (10) Business Days after an assignment or transfer pursuant to this Clause 10.11 and upon the written request (given through the Agent), and at the cost and expense, of the relevant assignee Lender or Transferee Lender, as the case may be, the Borrower will, and will cause each other Obligor to, enter into such documentation as the assignee Lender or the Transferee Lender shall reasonably request so as to ensure that the liens created by the Security Agreements secures the Obligations of the Borrower to such assignee Lender or Transferee Lender, as the case may be.

10.11.5  CONSENT

         Any assignment or transfer pursuant to Clause 10.11 may be effected only with the prior written consent of the Agent.

10.11.6  RELIANCE ON INSTRUMENTS

         The Agent shall be fully entitled to rely on any written instrument delivered to it in accordance with Clause 10.11.1 or on any Transfer Certificate which is correct and regular on its face as regards its contents and purportedly executed on behalf of the relevant parties thereto and shall have no liability or responsibility to any party as a consequence of placing reliance upon and acting in accordance with any such written instrument or Transfer Certificate.

10.11.7  SUB-PARTICIPATIONS

         Nothing in this Clause 10.11 shall, or shall be deemed to, prevent any Lender from selling any participation or similar interest in its Commitment or Loans and the Borrower hereby acknowledges and agrees that in connection with any such sale, the seller of any such participation shall be entitled to claim under the provisions of Clause 4.2, 4.3, 4.4, 4.5, 4.8, 4.11 10.3 and 10.4 hereof on behalf of the purchaser of any such participation as if such purchaser was named as a Lender in such provisions (but in no event shall such seller be entitled to claim any amount on behalf of any such purchaser under any such provision which is in excess of the amount which such seller would then be entitled to claim under such provision in respect of the portion of its Commitments or Loans so participated); PROVIDED, HOWEVER, that:

         (a) for the avoidance of doubt, the sale by any Lender of any such participation or similar interest shall not relieve such Lender of any of its obligations hereunder; and

         (b) the Obligors shall be required to deal only with the Lenders and not with any purchaser of a participation from any Lender.

10.11.8  FEE

         On the date upon which an assignment or transfer takes effect pursuant to Clause 10.11, the assignee Lender or Transferee Lender, as the case may be, in respect of such assignment or transfer shall pay to the Agent for its own account a fee of U.S.$3,000 (or, if such assignee Lender or Transferee Lender, as the case may be, is already a Lender under this Agreement, U.S.$1,000).

10.11.9  PROVISION OF INFORMATION

         In connection with any assignment, transfer or sale of a participation or similar interest by any Lender as contemplated by this Clause such Lender may supply to the relevant assignee Lender, Transferee Lender or purchaser such information in its possession with respect to such Lender's Loans and Commitment and the Loan Documents as such Lender shall deem appropriate.

10.12    OTHER TRANSACTIONS

         Without prejudice to the provisions of Clause 9.8, nothing contained herein shall preclude any Lender Party from engaging in any transaction, in addition to those contemplated by any Loan Document, with any RRL Group Company or any of their respective affiliates in which any RRL Group Company or such affiliate is not restricted hereby from engaging with any other person.

10.13    FORUM SELECTION AND CONSENT TO JURISDICTION

         (a) The parties hereto hereby irrevocably agree that, for the benefit of the Lender Parties only, the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with the Loan Documents and, for such purposes, the Borrower irrevocably submits to the exclusive jurisdiction of such courts.

         (b) The Borrower irrevocably waives any objection which it might now or hereafter have to the courts referred to in clause (a) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with any Loan Document and agrees not to claim that any such court is not a convenient or appropriate forum.

         (c) The Borrower agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in England, to it at c/o Fleetside Legal Representative Services Limited, 9 Cheapside, London EC2V 6AD (the "PROCESS AGENT").

         (d) The submission to the jurisdiction of the courts referred to in clause (a) shall not (and shall not be construed so as to) limit the right of the Lender Parties or any of them to take proceedings against the Borrower in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

10.14    ENTIRE AGREEMENT

             The Loan Documents constitute the entire agreement and understanding of the parties with respect to the subject matter thereof and supersede any previous agreement, written or oral, between the parties relating to the subject matter thereof.

THE BORROWER



RANDGOLD RESOURCES LIMITED by:      )        /s/ DAVID ASHWORTH
                                    )        -----------------------------
                                             Signature


                                             DAVID ASHWORTH
                                             -----------------------------
                                             Name Printed


                                             DIRECTOR
                                             -----------------------------
                                             Title


Address for Notices:   c/o  5 Press Avenue
                       Selby
                       Johannesburg
                       P.O. Box 82291
                       Southdale 2135
                       South Africa

                       Facsimile No.:  +27-11-8372232

                       with a copy to


                       La Motte Chambers
                       St. Helier
                       Jersey JE1 1BJ
                       Channel Islands

                       Facsimile No.:  +44-1534-73544

Attention:             The Financial Director

THE LENDERS AND THE ARRANGERS:

                                               Commitment Amount:
                                               Tranche A    U.S.$8,333,333.33
                                               Tranche B    U.S.$3,333,333.33


per pro N M ROTHSCHILD & SONS LIMITED by:   )    /s/ D.W. STREET
                                            )    -----------------------------
                                                 Signature


                                                 D.W. STREET
                                                 -----------------------------
                                                 Name Printed

                                                 ASSISTANT DIRECTOR
                                                 -----------------------------
                                                 Title

                                                 /s/ C. COLEMAN
                                                 -----------------------------
                                                 Signature

                                                 C. COLEMAN
                                                 -----------------------------
                                                 Name Printed

                                                 DIRECTOR
                                                 -----------------------------
                                                 Title


Address for Notices:         New Court
                             St. Swithin's Lane
                             London
                             EC4P 4DU

Facsimile No.:               +44 20 7280 5139

Attention:                   David Street/George Pyper

Dollar Lending Office:       The Chase Manhattan Bank
                             1 Chase Manhattan Plaza
                             New York, New York
                             U.S.A.

For the account of:          N M Rothschild & Sons Limited

Account No.:                 01-1-948262

Facsimile No.:               +44 20 7280 5679

Telex No.:                   888031

Attention:                   Muriel Bond

                                                 Commitment Amount:
                                                 Tranche A   U.S.$8,333,333.33
                                                 Tranche B   U.S.$3,333,333.33



Signed by PETER DONKIN for and on            )   /s/ PETER DONKIN
behalf of SOCIETE GENERALE  under            )   -----------------------------
a power of attorney dated 14TH SEPTEMBER 2001    Signature


                                                 PETER DONKIN
                                                 -----------------------------
                                                 Name Printed


                                                 -----------------------------
                                                 Title: Attorney


Address for Notices:
                          SG House
                          41 Tower Hill
                          London EC3N 4SG

Facsimile No.:            +44 20 7667 2489

Attention:                Peter Donkin/Michael Jones

Dollar Lending Office:    S G House
                          41 Tower Hill
                          London EC3N 4SG

Facsimile No.:            +44 20 7667 2489

Attention:                Peter Donkin/Michael Jones

                                         Commitment Amount:
                                         Tranche A     U.S.$8,333,333.33
                                         Tranche B     U.S.$3,333,333.33



STANDARD BANK LONDON LIMITED by:   )     /s/ D.M. NEWPORT
                                   )     -----------------------------
                                         Signature


                                         D.M. NEWPORT
                                         -----------------------------
                                         Name Printed


                                         HEAD OF MINING FINANCE
                                         -----------------------------
                                         Title


                                         /s/ TREVOR REID
                                         -----------------------------
                                         Signature


                                         TREVOR REID
                                         -----------------------------
                                         Name Printed


                                         HEAD OF RESOURCE BANKING
                                         -----------------------------
                                         Title


Address for Notices:     25 Dowgate Hill
                         Cannon Bridge House
                         London EC4R 2SB

Facsimile No.:           +44 20 7815 4284

Attention:               David Rhodes

Dollar Lending Office:   Barclays Bank Plc
                         222 Broadway
                         New York, New York
                         U.S.A.

ABA No.:                 026002574

THE AGENT



per pro N M ROTHSCHILD & SONS LIMITED by:     )   /s/ D.W. STREET
                                              )   -----------------------------
                                                  Signature


                                                  D.W. STREET
                                                  -----------------------------
                                                  Name Printed


                                                  ASSISTANT DIRECTOR
                                                  -----------------------------
                                                  Title


                                                  /s/ C. COLEMAN
                                                  -----------------------------
                                                  Signature


                                                  C. COLEMAN
                                                  -----------------------------
                                                  Name Printed


                                                  DIRECTOR
                                                  -----------------------------
                                                  Title


Address for Notices:    New Court
                        St. Swithin's Lane
                        London
                        EC4P 4DU

Facsimile No.:          +44 20 7280 5139

Attention:              David Street/George Pyper